                           Registration No. 333-_____
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                 AMENDMENT NO.3
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------
                              Neurogen Corporation
             (Exact name of registrant as specified in its charter)

                 Delaware                                       2834
       (State or other jurisdiction                 (Primary standard industrial
     of incorporation or organization)               classification code number)

                                   22-2845714
                                (I.R.S. employer
                             identification number)

                          35 Northeast Industrial Road
                           Branford, Connecticut 06405
                                 (203) 488-8201
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                STEPHEN R. DAVIS
                            Executive Vice President
                              Neurogen Corporation
                          35 Northeast Industrial Road
                           Branford, Connecticut 06405
                                 (203) 488-8201
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:

                           DONALD B. BRANT, JR., ESQ.
                       Milbank, Tweed, Hadley & McCloy LLP
                             1 Chase Manhattan Plaza
                            New York, New York 10005
                                 (212) 530-5000

     Approximate date of commencement of proposed sale to the public:  From time to time after the Registration Statement becomes effective.

     If the only  securities  being  registered  on this Form are being  offered pursuant to dividend or interest  reinvestment plans, please check the following
box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box. |X|

     If this form is filed to  register  additional  securities  for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list  the  Securities  Act  registration  statement  number  of the  earlier
effective registration statement for the same offering. |_|

     If this form is a  post-effective  amendment  filed pursuant to Rule 462(c)
under the  Securities  Act,  check the following box and list the Securities Act registration  statement number of the earlier effective  registration  statement
for the same offering. |_|

     If delivery of the  Prospectus is expected to be made pursuant to Rule 434,
please check the following box. |_|

THE  INFORMATION IN THIS  PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY
NOT SELL  THESE  SECURITIES  UNTIL THE  REGISTRATION  STATEMENT  FILED  WITH THE
SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER
TO  SELL  THESE  SECURITIES  AND IT IS NOT  SOLICITING  AN  OFFER  TO BUY  THESE
SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED JANUARY 21, 2003.

PROSPECTUS

NEUROGEN CORPORATION

                                   $75,000,000

                              NEUROGEN CORPORATION

                                 DEBT SECURITIES
                                 PREFERRED STOCK
                                  COMMON STOCK
                                    WARRANTS

     We may  offer  and  sell  securities  from  time  to  time  in one or  more offerings.  This  prospectus  provides  you with a  general  description  of the securities we may offer.

     Each  time we  sell  securities,  we  will  provide  a  supplement  to this prospectus that contains  specific  information about the offering and the terms of the securities. The supplement may also add to, update or clarify information contained in this prospectus.  You should carefully read this prospectus and any supplement before you invest in any of our securities.

     We may offer and sell the following securities:

o    debt  securities,  in one or  more  series,  consisting  of  notes,  bonds, debentures or other evidences of indebtedness,

o    preferred stock,

o    common stock, and

o    warrants.

          INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK.
           SEE "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

     Our common stock is traded on the Nasdaq  National  Market under the symbol
"NRGN".  Any common stock sold  pursuant to this  prospectus  or any  prospectus supplement  will be listed  on that  exchange,  subject  to  official  notice of issuance.  The  prospectus  supplement  will state whether any other  securities offered thereby will be listed on a securities exchange.

     NEITHER THE  SECURITIES AND EXCHANGE  COMMISSION  NOR ANY STATE  SECURITIES
COMMISSION HAS APPROVED OR  DISAPPROVED  OF THESE  SECURITIES OR PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                      The date of this prospectus is , 2002

                                TABLE OF CONTENTS

                                 --------------

     We have filed a  registration  statement  on Form S-3 to register  with the
Securities and Exchange Commission the securities  described in this prospectus.
This prospectus is part of that registration  statement. As allowed by the SEC's rules,  this  prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. Please see "Where You Can Find More Information" on page 24.

     You should rely only on the information  contained in this  prospectus.  We have not authorized  anyone to provide you with information  different from that contained in this prospectus.  The information  contained in this prospectus and the  supplement  to this  prospectus  is accurate  only as of the dates of their respective covers,  regardless of the time of delivery of this prospectus or any supplement to this prospectus or of any sale of our securities.

                                   THE COMPANY

     Neurogen is a leading drug  discovery  company.  We engage in the discovery and  development  of a  broad  range  of  novel  small  molecule  compounds  for pharmaceutical uses.

     We have  diversified  our drug discovery and  development  efforts across a broad number of disease-related  biological targets and across multiple chemical series from which we pursue drug candidates for each target. We have applied our fully  integrated  drug discovery  platform to establish a portfolio of new drug programs in the areas of  neuro-psychiatric  disorders,  inflammation,  pain and metabolic  diseases.  Our  strategy  is to  advance  a mix of  proprietary  drug programs  independently  and, when  advantageous,  collaborate  with world-class
pharmaceutical   companies  to  obtain   additional   resources  and  to  access
complementary expertise.

     Throughout the pharmaceutical  industry the majority of all drug candidates fail to overcome all of the obstacles on the way to  commercialization.  Because of this high attrition  rate, we believe that the true value of a drug discovery company's  pipeline  is most  accurately  measured by the  company's  ability to rapidly  discover  multiple  generations of improved  candidates  within each of several  programs,  rather than by the promise of any single compound in any one program.  We believe  that this  ability to rapidly and  systematically  produce multiple  generations  of  incrementally  improved  drug  candidates in multiple programs  is our most  valuable  asset.  Although we are much  smaller  than the well-known  pharmaceutical companies, we have discovered ten small molecule drug candidates  (listed in the table below) that we and our  pharmaceutical  company partners have taken into human clinical trials. One of these candidates from our program for the treatment of  inflammatory  disorders  (candidate NGD 2000-1) is currently  entering  Phase II human  clinical  trials.  From our program for the treatment of insomnia,  our partner  Pfizer Inc. is also  developing  in Phase I human studies a second candidate (NGD 96-3). Eight of these candidates have been discontinued. The ten candidates are:

Drug Candidate    Receptor Target           Therapeutic Indication
NGD 91-1          Gamma-AminoButyric Acid   Anxiety
NGD 91-2          Gamma-AminoButyric Acid   Anxiety
NGD 91-3          Gamma-AminoButyric Acid   Anxiety
NGD 94-1          Dopamine                  Schizophrenia
NGD 94-4          Dopamine                  Schizophrenia
NGD 95-1          Neuropeptide Y            Obesity
NGD 96-1          Gamma-AminoButyric Acid   Insomnia
NGD 96-3          Gamma-AminoButyric Acid   Insomnia
NGD 97-1          Gamma-AminoButyric Acid   Alzheimer's Disease
NGD 2000-1        C5a anaphylatoxin         Inflammatory Disorders

     We are constantly  working to gain and maintain a competitive  advantage in the process of discovering and developing new drug candidates.  As a result,  we have  generated  a  high-quality  collection,  or  library,  of over 1.3 million potential  drug  compounds  and have  created  powerful new drug  discovery  and refinement  technologies.  The prime  example of these new  technologies  is our
Accelerated  Intelligent Drug Discovery (AIDD(TM)) system. Our AIDD system is an engine for the discovery of new drug leads and the  optimization  of these leads to create drug candidates for clinical development.  This system also enables us to rapidly discover chemical leads to assess new gene-based  targets in which we are interested.  Our AIDD system is a key factor contributing to our belief that our small  molecule drug  discovery and  development  platform is among the most advanced and efficient in the industry.

     Neurogen  was  incorporated  in Delaware in  September  1987 and  commenced operations  in July 1988.  Our  executive  offices and research and  development facilities are located at 35 Northeast  Industrial Road,  Branford,  Connecticut
06405.  Our  telephone  number is (203)  488-8201.  We  maintain  a  website  at
www.neurogen.com. The contents of our website are not part of this prospectus.

                                  RISK FACTORS

     Purchasing  securities  to be  offered  under this  registration  statement involves a high degree of risk.  You should  consider  carefully  the  following risks,  together with all other information included in this prospectus,  before you decide to  purchase  such  securities.  Please keep these risks in mind when reading this prospectus,  including any forward-looking  statements appearing in this prospectus.  If any of the following risks actually  occurs,  our business, financial condition or results of operations would likely suffer materially.  As a result, the trading price of our common stock may decline,  the value of other securities  offered hereunder may decline and you could lose all or part of your investment.

THERE ARE RISKS RELATED TO THIS OFFERING THAT COULD RESULT IN SUBSTANTIAL LOSSES
FOR INVESTORS WHO DECIDE TO PURCHASE SECURITIES.

SECURITIES MARKET RISKS

THE SECURITIES WE ARE OFFERING, OTHER THAN OUR COMMON STOCK, DO NOT HAVE AND MAY
NOT DEVELOP AN ACTIVE PUBLIC MARKET, WHICH COULD DEPRESS THE RESALE PRICE OF THE
SECURITIES.

     The  securities we are offering,  other than our common stock,  will be new issues of securities for which there is currently no trading  market.  We cannot predict  whether an active trading market for the securities  will develop or be sustained.  If an active  trading market were to develop,  the securities  could trade at  prices  that  may be lower  than  the  initial  offering  price of the securities.

THE PRICE OF OUR COMMON STOCK OR OTHER SECURITIES OFFERED BY THIS PROSPECTUS MAY
DECLINE.

     The trading price of our common stock or other  securities  offered by this prospectus  may  decline  to  below  the  price  at  which  such  stock or other securities may be sold hereunder.

     The market prices for  securities  of  biotechnology  companies,  including ours, have historically been highly volatile. The market has, from time to time, experienced  significant price and volume fluctuations that are unrelated to the operating  performance of particular  companies.  The market price of our common stock or other  securities  may  fluctuate  significantly  due to a  variety  of factors, including:

o    the  results  of  preclinical  testing  and  clinical  trials  by us or our competitors;

o    technological innovations or new therapeutic products;

o    governmental regulation;

o    developments in patent or other proprietary rights;

o    litigation;

o    public concern as to the safety of products developed by us or others;

o    comments by securities analysts; and

o    general market conditions in our industry.

IF OUR  STOCKHOLDERS  SELL  SUBSTANTIAL  AMOUNTS OF OUR COMMON STOCK, THE MARKET
PRICE OF OUR COMMON STOCK MAY FALL.

     If our stockholders sell substantial  amounts of our common stock including shares issued upon the exercise of outstanding options and warrants,  the market price of our  common  stock  may  fall.  These  sales  also  might  make it more difficult for us to sell equity or equity-related  securities in the future at a time and price that we deem appropriate.

WE DO NOT EXPECT TO PAY DIVIDENDS ON OUR COMMON STOCK.

     We have never  declared or paid  dividends  on our common stock in the past and we do not expect to pay  dividends on our common  stock for the  foreseeable future.

RISKS RELATED TO OUR BUSINESS

WE HAVE NOT YET  ACHIEVED  PROFITABILITY  AND  EXPECT  TO INCUR  LOSSES  FOR THE
FORESEEABLE FUTURE.

     We have been  unprofitable  in most years since our  inception  in 1987 and have  incurred a cumulative  net loss of  approximately  $86.9  million  through
September 30, 2002.  In 2001 and 2000, we lost $25.4 million and $15.5  million, respectively.  These losses are primarily attributable to costs we have incurred in the discovery and development of our new drug candidates. We recognized a net loss of $19.2  million for the nine months ended  September 30, 2002 as compared with a net loss of $20.2  million for the same period in 2001.  The  decrease in net loss is primarily due to the  recognition in 2002 of license fees recognized from the conclusion of a technology  transfer  agreement with Pfizer Inc.,  that were offset in part by an increase in research and  development  and general and administrative  expenses and a decrease in investment  income in 2002.  Research and development  costs and general and  administrative  expenses are expected to increase over the next several years. In 2001,  research and development  costs, net of non-cash stock compensation charges,  increased 23% to $34.5 million from
$28.0 million in 2000. The 2000 amount  represented a 17% increase over the 1999 amount of $24.0 million.  As a result,  we are likely to incur  significant  and increasing losses over at least the next several years. We are unable to predict when,  or if, we will  become  profitable.  If we  continue  to incur  operating losses, we may eventually be unable to continue our operations.

OUR  ONLY  CURRENT  REVENUE  SOURCES  COME  FROM OUR  COLLABORATIONS  AND WE ARE
UNLIKELY TO DERIVE ANY REVENUES FROM PRODUCT SALES IN THE FORESEEABLE FUTURE.

     Research  funding  to date  has  come  from  three  collaborative  research agreements and one technology  transfer agreement with Pfizer, one collaboration with  Aventis  Pharmaceuticals,  and  one  collaboration  with  Schering-Plough.
Research  funding payments under our current drug  collaboration  agreement with
Aventis are currently  scheduled to end by December 1, 2004.  Payments under our technology transfer agreement with Pfizer expired upon the scheduled  conclusion of the  agreement in June 2002. We have  concluded the research  portions of our gamma-aminobutyric  acid and  neuropeptide Y agreements with Pfizer and research funding to us under those  agreements has come to its scheduled  conclusion.  We
concluded  our   collaboration   with  and  stopped   receiving   revenues  from
Schering-Plough  at the end of June 1998.  Our license  agreement  with American
Home Products,  under which we received $0.8 million for 37,442 shares of common stock and a $0.8  million  license fee but no research  funding,  terminated  in
January 1999.

     The company  recognized $2.9 million in research revenue under the 1992 and
1994 Pfizer agreements in the  gamma-aminobutyric  acid program in 2001. Similar revenues will not be  recognized in future years due to the  conclusion of these agreements  at the end of 2001.  The company  also  recognized  $8.3  million in license  fees in 2001 and expects to  recognize  $9.4 million in license fees in
2002 under the 1999 Pfizer Technology Transfer Agreement.  Similar revenues will not be  occurring  in future  years.  In addition to the $9.4 million in revenue recognition under the 1999 Pfizer  Technology  Transfer  Agreement,  the Company
expects to  recognize  approximately  $6.4  million  in 2002  under our  current collaboration agreement with Aventis.

     We have not  achieved  and do not expect to achieve  revenues  from product sales for several  years,  if at all.  Revenue  from  product  sales  depends on whether  we or one of  our  collaborative  partners  can  successfully  complete
product   development  of,  obtain  required   regulatory   approvals  for,  and
commercialize our products. If we are unable to commercialize any drug products, we will never achieve product  revenues and may eventually be unable to continue our  operations.  This result would cause investors to lose all or a substantial portion of their investment.

ALL OF OUR DRUG  CANDIDATES  ARE STILL  BEING  DEVELOPED  AND MAY NOT  RESULT IN
COMMERCIAL PRODUCTS FOR A NUMBER OF YEARS OR AT ALL.

     We are in the early  stage of product  development  and we do not expect to have any products resulting from our research efforts commercially available for a  number  of  years,  if at all.  To date,  we have  stopped  developing  eight compounds which had previously been in clinical development.  Currently, we have several compounds in preclinical  development,  one compound just entering Phase
II human clinical trials and one compound in Phase I human clinical trials.  All of our compounds currently being developed,  whether in human clinical trials or not,  will require  significant  additional  research,  development  and testing before  they  can be  commercialized.  We  cannot  accurately  predict  the time required or the cost  involved in  commercializing  any new drug.  In  addition, developing  new  drugs is an  extremely  uncertain  process,  and  unanticipated developments such as clinical or regulatory  delays,  unexpected side effects in test patients,  or  ineffectiveness  would slow or prevent the  development of a product.  If we are unable to  commercialize  any drug  products,  we will never
achieve  product   revenues  and  may  eventually  be  unable  to  continue  our operations.  This result  would  cause  investors  to lose all or a  substantial portion of their investment.

THE DRUG TESTING PROCESS IS LONG, COSTLY, AND UNCERTAIN AND MOST DRUG CANDIDATES
FAIL TO BE APPROVED.  EVEN IF APPROVED FOR USE IN HUMANS, A DRUG MAY PROVE TO BE
UNSAFE OR INEFFECTIVE.

     A potential drug candidate must go through extensive  preclinical  (animal)
and clinical  (human) trials to prove that the drug is safe and effective before it can be  commercialized.  This extensive testing takes several years, is quite expensive, and more often than not leads to the conclusion that a drug candidate is not  suitable  for  commercialization.  Moreover,  even if early drug testing
appears   positive,   later   testing  or  even  the   results  of  usage  after
commercialization may preclude further use of a drug. The results of preclinical tests  performed on animals are not always  accurate  predictors  of the safety, effectiveness,  or  suitability  of drugs in humans.  Similarly,  the results of initial clinical trials do not necessarily  accurately  predict the results that will be  obtained in the later  stages of clinical  trials.  The  appearance  of adverse  side  effects  or a lack of  effectiveness  in  clinical  trials  could interrupt,  delay or result in termination of clinical testing of the product in question and could ultimately prevent its approval by the United States Food and
Drug Administration (the FDA) or foreign regulatory authorities.  Either the FDA or we may suspend  clinical trials at any time if the FDA or we believe that the individuals participating in the trials are being exposed to unacceptable health risks. Even products approved by the FDA or foreign  regulatory  authorities may later  exhibit  adverse  side  effects  that  prevent  their  widespread  use or necessitate their withdrawal from the market.  As a result,  our drug candidates may  prove to be unsafe or  ineffective  in  humans,  produce  undesirable  side effects, or, fail to get through the testing phases to  commercialization.  With the exception of our two lead candidates,  NGD 2000-1 (our lead candidate in our inflammation program) and NGD 96-3 (our lead candidate in our insomnia program), none of our current compounds has received regulatory clearance for any stage of clinical trials in humans.

WE HAVE LIMITED  EXPERIENCE  IN THE CLINICAL  PROCESS AND WE RELY HEAVILY ON OUR
COLLABORATIVE    PARTNERS   FOR   RESEARCH   AND    DEVELOPMENT    FUNDING   AND
COMMERCIALIZATION.

     We depend on our  collaborative  partners to fund a significant  portion of our research and  development  expenses and to manufacture  and market  products resulting from our collaborations.  In the fiscal years ended December 31, 1999,
2000,  2001 and the  nine-month  period ended  September  30, 2002,  the Company incurred  $24.0  million,  $28.0  million,  $34.5  million and $27.4  million in research and development  expenses  (excluding stock  compensation  expense) and earned $9.7 million,  $9.2 million,  $3.1 million and $3.5 million respectively, in research and  development  revenue from corporate  partners.  Because we have
limited   experience   conducting   clinical  trials,  we  also  depend  on  our
collaborative  partners with respect to regulatory  filings relating to, and the
clinical  testing  of,  compounds   developed  under  our   collaborations.   In
particular,  we depend on Pfizer  and  Aventis to  conduct  clinical  trials for compounds on which we  collaborate,  including our lead compound from our Pfizer collaborations,  NGD 96-3. Our reliance on collaborative  partners exposes us to many risks, including the following:

o    That a collaborator will halt, delay, or repeat clinical trials;

o    That a collaborator will alter the amount or timing of resources  dedicated to our collaboration;

o    That a collaborator will dispute our rights under an agreement;

o    That a collaborator will attempt to independently  develop a competing drug on its own or in conjunction with a third party;

o    That existing collaboration agreements will not be extended;

o    That a collaborator  will not continue to develop a drug candidate  after a collaboration agreement has ended; and

o    That a collaborator will breach or terminate an agreement with us.

     If any of these risks were to occur, the research program in question,  and possibly  our  business,  would  suffer.  Our  existing  collaborations  may  be unsuccessful  and we may not  receive  any  future  milestone  payments.  If our existing  collaborations  are not  continued  or are  unsuccessful,  our product
development   efforts  and  consequently   business  would  suffer.   Delays  or
discontinuation of any of our collaborative  programs could  significantly delay and decrease the probability of our ever achieving product revenues.  This could negatively  impact  our  ability  to  access  and our  cost of  capital.  If our collaborative  partners do not continue the  development of our compounds  under our  collaborations,  we may not be able to do so on our own.  Under our current collaborations, each of Pfizer and Aventis control, subject to certain diligence requirements,  the  determination  of when and if to  advance  compounds  in the clinical process. In addition,  we may not be able to find suitable partners for any new collaborations we may seek to enter. Any new collaborations would likely be subject to some or all of the same risks as our existing collaborations.

A CONSEQUENCE OF ENTERING INTO COLLABORATIVE  ARRANGEMENTS IS THAT OUR POTENTIAL
UPSIDE IS  SMALLER  IF A  SUCCESSFUL  PRODUCT  EMERGES  THAN IF WE  SUCCESSFULLY
COMMERCIALIZED A PRODUCT ON OUR OWN.

     We have entered into  strategic  collaborations  with large  pharmaceutical companies to develop and commercialize new drugs. Under our collaborations  with
Pfizer, we have, with limited exceptions, granted Pfizer the exclusive worldwide license  to  manufacture,  use and sell  products  developed  under  the  Pfizer agreements.  Under our collaboration  with Aventis,  we have granted Aventis the exclusive  worldwide  license to  manufacture,  use and sell products  developed under the Aventis  agreement.  While  these  collaborations  have  allowed us to recoup our research and  development  expenses and avoid risking our own capital on these activities,  they have, in most cases,  limited our upside to receiving only royalties based on net sales levels should a successful  drug result.  Were we to  successfully  develop and  commercialize  a drug  completely  on our own, however, our potential upside would be even larger.

WE PERIODICALLY EXPLORE NEW ALLIANCES THAT MAY NEVER MATERIALIZE OR MAY FAIL.

     We periodically explore a variety of possible  partnerships or alliances in an effort to gain access to additional  complimentary  resources. At the current time, we cannot  predict what form such a partnership or alliance might take. To date, our only  experience  working with other  companies has come from our drug program  collaborations  and our single AIDD technology  transfer agreement with large pharmaceutical  companies. We have no experience managing a joint venture, merger or  acquisition.  We may not be able to find a suitable  partner  for any such alliance on favorable terms or at all. If we do find a suitable partner, we may not have the financial  capability  to conclude an  agreement.  Or, if we do form a partnership or other alliance to gain access to additional resources, the venture may be unsuccessful or it may not achieve its intended purposes.

     There have been a significant number of recent business  combinations among large  pharmaceutical  companies  that  have  resulted  in a  reduced  number of potential future corporate collaborators. If business combinations involving our corporate  collaborators  were  to  occur,  the  effect  could  be to  diminish, terminate or cause delays in one or more of our corporate collaborations.

WE ARE NOT CERTAIN ABOUT HOW MUCH CAPITAL WE MAY NEED AND WE MAY HAVE DIFFICULTY
RAISING NEEDED CAPITAL IN THE FUTURE ON FAVORABLE TERMS OR AT ALL.

     We have spent and will continue to spend  substantial funds to complete the research,  development  and  clinical  testing  of our  products.  We will  need additional  funds for these  purposes,  to establish  additional  clinical-  and commercial-scale manufacturing arrangements and to provide for the marketing and distribution of our products.  We may not be able to acquire additional funds on commercially reasonable terms or at all. If we cannot acquire adequate funds, we may have to delay,  reduce the scope of or eliminate one or more of our research or development  programs.  Such a reduction could concentrate our risks in fewer programs.

     We believe that our cash, cash equivalents and marketable securities,  plus future  scheduled  payments  under the  Aventis  agreement,  will be adequate to satisfy our capital needs into at least early 2005. However,  our actual capital requirements will depend on many factors, including:

o    continued progress of our research and development programs;

o    our  ability to market  and  distribute  any  products  we  develop  and to establish new collaborative and licensing arrangements;

o    changes in our existing collaborative relationships;

o    progress with preclinical studies and clinical trials;

o    the time and costs involved in obtaining regulatory clearance;

o    the costs  involved in  preparing,  filing,  prosecuting,  maintaining  and enforcing patent claims; and

o    competing technological and market developments.

     We may seek to raise any necessary  additional funds through equity or debt financings,  collaborative arrangements with corporate partners or other sources which may dilute the interest our existing  stockholders have in our company. In addition, in the event that we obtain additional funds through arrangements with collaborative  partners or other sources,  these  arrangements may require us to give up rights to some of our technologies, product candidates or products under development that we would otherwise seek to develop or commercialize ourselves.

WE FACE RAPID TECHNOLOGICAL CHANGE AND INTENSE COMPETITION.

     The  biopharmaceutical  industry is highly competitive and subject to rapid and  substantial  technological  change.  Developments  by others may render our products under development or our technologies  noncompetitive  or obsolete.  We may be  unable  to keep pace with  technological  developments  or other  market factors.  Technological  competition  in the  industry,  principally  from major pharmaceutical  companies, but also from biotechnology companies,  universities, governmental  entities and others  diversifying into the field is intense and is expected to increase.  Our competitors may develop products that are safer, more effective  or less  costly  than any  products  we may develop or may be able to complete their  development more quickly.  Our most advanced  clinical  programs focus on neuro-psychiatric and inflammatory disorders and based on our review of patent filings and information  from industry  sources,  we believe that most of the major  pharmaceutical  companies  have drug  programs to compete  with ours.
These   companies   include  Merck,   Eli  Lilly,   Aventis,   Glaxo-SmithKline,
Bristol-Myers,  Squibb and Pfizer  and there are  likely  others.  Many of these entities have significantly  greater research and development  capabilities than we do, as well as  substantially  more marketing,  manufacturing,  financial and managerial resources. In addition, acquisitions of, or investments in, competing
development-stage   pharmaceutical   or   biotechnology   companies   by   large
corporations   could   increase   such   competitors'   financial,    marketing,
manufacturing  and  other  resources.  If  a  competitor  were  to  develop  and successfully  commercialize  a drug similar to one we were working on before us, it would put us at a significant competitive disadvantage.

WE ARE SUBJECT TO STRICT  GOVERNMENTAL  REGULATION.  IF WE CANNOT OBTAIN PRODUCT
APPROVALS  OR IF WE CANNOT  COMPLY WITH  ONGOING  GOVERNMENTAL  REGULATIONS  OUR
BUSINESS COULD SUFFER.

     Our  products are subject to  extensive  regulation  and review by numerous federal,  state and local  government  agencies both in the United States and in other countries where we intend to test and market our products.  The process by which we obtain  regulatory  approval to market a product  involves  substantial cost and can take many years.  The data we obtain from  preclinical and clinical trials  may be  subject to  varying  interpretations  which can delay,  limit or prevent the approval of the relevant governmental authority. If there are delays and costs in obtaining regulatory approvals, our product development efforts and consequently  our business could suffer.  Agencies,  such as the FDA, may change the end points for clinical  trials once they have begun,  clinical data may not be accepted by the FDA or similar agencies, or approvals may not be granted on a timely basis,  if at all. Even if we obtain  regulatory  approval of a drug, the approval  may  include  limitations  and  restrictions  on the  drug's  use.  In addition,  we would be subject to  continual  review by the  government  and any subsequent  discovery  of  previously  unrecognized  problems  could  result  in restrictions being placed on either us or our products. These restrictions could include an order to withdraw a product  from the  market.  The failure to comply with  applicable  regulatory  requirements  can,  among other things,  result in fines, suspension of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY.

     Our success  depends,  in part, on our ability to obtain patents,  maintain trade secrets and operate without infringing on the intellectual property rights of third parties.  We file patent  applications both in the United States and in foreign  countries to protect both our  products and our  processes.  The patent position of  biotechnology  and  pharmaceutical  firms is highly  uncertain  and involves many complex legal and technical  issues.  Our patent  applications may not be successful or our current or future  patents may not afford us protection against our  competitors.  It is possible that our patents will be  successfully challenged or that patents issued to others may preclude us from commercializing our products. Litigation to establish the validity of patents, to defend against infringement  claims or to assert  infringement  claims  against  others  can be lengthy and expensive.  Moreover, much of our expertise and technology cannot be patented.  We also rely heavily on trade secrets (for example,  our AIDD™ system is not patented,  but its  proprietary  elements are protected as trade secrets)
and  confidentiality   agreements  with  collaborators,   advisors,   employees,
consultants,  vendors and other  service  providers.  It is possible  that these agreements may be breached or that our trade secrets may otherwise  become known or be independently  discovered by competitors.  Our product development efforts and consequently our business would suffer if our competitors were able to learn our secrets or if we were unable to protect our intellectual property.

WE ARE SUBJECT TO UNCERTAINTIES REGARDING HEALTH CARE REIMBURSEMENT AND REFORM.

     The  continuing  efforts of the  government,  insurance  companies,  health maintenance  organizations  and other payers of  healthcare  costs to contain or reduce costs of health care may affect our future  revenues  and  profitability, the future revenues and profitability of our potential customers,  suppliers and collaborative partners, and the availability of capital. For example, in certain foreign markets,  pricing or profitability  of prescription  pharmaceuticals  is subject to government  control. In the United States, both the federal and state governments  will likely  continue to focus on health care  reform,  the cost of prescription  pharmaceuticals  and reform of the Medicare and Medicaid  systems.
While  we  cannot  predict  whether  any such  proposals  will be  adopted,  the announcement or adoption of such proposals could negatively impact our business, financial condition and results of operations.

     Our ability to market our products  successfully  will depend,  in part, on the extent to which appropriate  reimbursements for the cost of our products and related treatments are available from governmental  authorities,  private health insurers and other organizations,  such as HMOs. Significant  uncertainty exists
as  to  the  reimbursement   status  of  newly  approved  healthcare   products.
Third-party payers,  including Medicare,  are constantly  challenging the prices charged for medical products and services.  If third-party payers institute cost containment  measures or fail to approve our  products  for  reimbursement,  our sales will suffer, as patients will opt for a competing product that is approved for reimbursement.

OUR BUSINESS DEPENDS ON THE RETENTION OF A TEAM OF  HIGHLY-QUALIFIED  MANAGEMENT
AND TECHNICAL PERSONNEL.

     While we do not rely on any single individual or group of individuals,  our success to date has  depended  on the skills of our  management  and  scientific personnel.  We do  not  maintain  key  person  life  insurance  for  any  of our personnel.  We believe our future  success  will depend,  in large part,  on our ability to recruit and retain the services of skilled  management  and technical personnel.  We face  significant  competition  for such  individuals  from other companies,  academic institutions,  government entities and other organizations.
In  particular,  there is currently a shortage of qualified  Ph.D.  chemists and drug metabolism scientists in the industry. If we cannot attract or retain these key  personnel our business  would not remain  competitive.  We have  employment agreements with five of our executive officers.

WE RELY HEAVILY UPON THIRD PARTIES FOR OUR MANUFACTURING REQUIREMENTS.

     To complete our clinical trials and to commercialize our product candidates we need access to, or  development  of,  facilities to  manufacture a sufficient supply  of our  product  candidates.  We depend  on our  collaborators  or third parties  for  the  manufacture  of  compounds  for  pre-clinical,  clinical  and commercial purposes in their FDA-approved manufacturing facilities. Our products may be in  competition  with  other  products  for  access to these  facilities.
Consequently,   our  products  may  be  subject  to   manufacturing   delays  if
collaborators  or outside  contractors give other products greater priority than our products. For this and other reasons, our collaborators or third parties may not be able to manufacture  these products in a cost-effective or timely manner.
If not  performed in a timely  manner,  the clinical  trial  development  of our product candidates or their submission for regulatory approval could be delayed, and our  ability to deliver  products  on a timely  basis  could be  impaired or precluded.  We  may  not  be  able  to  enter  into  any  necessary  third-party
manufacturing   arrangements  on  acceptable  terms,  if  at  all.  Our  current dependence upon others for the manufacture of our products may reduce our future profit  margin and limit our ability to  commercialize  products on a timely and competitive  basis.  We do not intend to develop or acquire  facilities  for the manufacture of product candidates for clinical trials or commercial  purposes in the foreseeable future. In each of our ongoing collaborations, either Aventis or
Pfizer is responsible  for  manufacturing  or obtaining  clinical and commercial supplies of  pharmaceutical  compounds.  In our un-partnered  C5a  anaphylatoxin anti-inflammatory  program we utilize  third  parties to prepare  and  formulate pharmaceutical  compounds  for use in  clinical  studies.  To date,  these third
parties  have  been  CarboGen  Holding  AG  of  Aarau,   Switzerland,   and  AAI
International of Wilmington, NC.

WE LACK MARKETING AND SALES EXPERIENCE.

     We  currently  have  no  marketing,  sales  or  distribution  efforts  and, currently,  we intend to rely  primarily  on  existing  or future  collaborative
partners  for  this   expertise   if  one  of  our   products  is   successfully
commercialized.  Therefore,  to service  markets  for any areas in which we have
retained  sales  and  marketing   rights  or  in  the  event  that  any  of  our
collaborative  agreements  is  terminated,  we must  develop a sales  force with technical expertise. We have no experience in developing, training or managing a sales  force.  We will incur  substantial  additional  expenses  in  developing, training and managing  this sales force.  We may be unable to build such a sales force,  the cost of  establishing  such a sales  force may  exceed  any  product revenues,  or our direct  marketing  and sales efforts may be  unsuccessful.  In addition, we compete with many other companies that currently have extensive and well-funded marketing and sales operations.  Our marketing and sales efforts may be unable to compete successfully against such other companies.  Moreover,  even if we or one of our  partners  is  able to  bring a  product  to  market,  it is possible that these products will not gain acceptance among physicians, patients or third-party payers.

OUR BUSINESS EXPOSES US TO PRODUCT LIABILITY CLAIMS.

     We face an inherent  risk of exposure  to product  liability  claims in the event that the use of one of our  products  is alleged to have caused an adverse effect on patients. This risk exists for products being tested in human clinical trials, as well as for products that receive regulatory  approval for commercial sale.  Manufacturers  of  pharmaceuticals  have been the subject of  significant product  liability  litigation  and we  cannot  assure  you  that we will not be threatened with or become subject to such a claim.  We maintain  limited product liability  insurance  for  compounds  we are  testing  in  clinical  trials.  We currently  maintain  liability  insurance  of $5.0  million in coverage  for the clinical  trials that we  conduct.  Our  partners  indemnify  us,  with  certain exceptions,  for collaborative compounds they are testing in clinical trials. We intend to seek additional  product liability  insurance coverage if and when our products  are  commercialized.  We may  not,  however,  be able to  obtain  such insurance at acceptable costs, if at all, or such coverage, if obtained, may not be  adequate  to cover any  claims.  If we cannot  obtain  sufficient  insurance coverage at an acceptable cost or otherwise  protect against  potential  product liability claims we could be prevented from commercializing our products. Or, if we are subject to a product  liability  claim where claims or losses  exceed our liability insurance coverage and our ability to pay, we may go out of business.

OUR  BUSINESS  INVOLVES  HAZARDOUS  MATERIALS  AND  THE  RISK  OF  ENVIRONMENTAL
LIABILITY.

     As with many biotechnology  companies,  in connection with our research and development activities,  we are subject to federal, state and local laws, rules, regulations and policies governing the use,  generation,  manufacture,  storage, air emission,  effluent  discharge,  handling and disposal of certain materials, biological specimens and wastes.  Although we believe that we have complied with the applicable laws,  regulations and policies in all material respects and have not  been  required  to  correct  any  noncompliance  which is  material  to our business,  we may have to incur significant  costs to comply with  environmental and health and safety  regulations in the future.  Our research and  development involves the controlled use of hazardous materials, including but not limited to certain hazardous chemicals and radioactive materials.  Although we believe that our safety  procedures for handling and disposing of such materials  comply with the standards prescribed by state and federal regulations,  we cannot completely eliminate the risk of accidental  contamination  or injury from these materials.
In the event of such an occurrence, we could be held liable for any damages that result and any such liability  could  possibly exceed our resources.

RISKS RELATED TO SIGNIFICANT STOCKHOLDERS

     If our directors,  officers and largest stockholders chose to act together, they would be able to control our management and operations,  potentially acting in their best interest and not necessarily those of other stockholders.

     As of September 30, 2002, our directors, officers and holders of 5% or more of  our  outstanding  common  stock  and  their  affiliates  beneficially  owned approximately  70% of our  common  stock.  Accordingly,  if  they  chose  to act together,  they collectively would have the ability to determine the election of all of our  directors  and to determine  the outcome of most  corporate  actions requiring  stockholder  approval.  They might  exercise this ability in a manner
that  advances  their  best  interests  and  not  necessarily   those  of  other
stockholders.

     In particular, as of September 30, 2002, accounts beneficially owned by the
Tisch Family Interests and managed by Felix J. Baker and Julian C. Baker, two of our directors, represent in the aggregate approximately 20.9% of our outstanding common stock. In addition, Pfizer Inc., one of our collaborative partners, owned
15.9%  and three  institutional  investors  each  owned  11.9%,  11.1% and 5.9%, respectively,  of our common  stock.  Except for Pfizer Inc.,  none of our major shareholders  are subject to any  standstill or other  agreement  limiting their ability to acquire additional shares of our capital stock and may in the future, through open market  purchases or otherwise,  acquire  additional  shares of our common stock.

                           FORWARD-LOOKING STATEMENTS

     Some of the statements  under "The  Company,"  "Risk Factors" and elsewhere
included  or   incorporated   by   reference  in  this   prospectus   constitute
forward-looking  statements.  These  statements  relate to future  events or our future financial or business  performance and are identified by terminology such as "may," "might," "will," "should,"  "expect,"  "scheduled,"  "plan," "intend,"
"anticipate,"  "believe," "estimate," "potential," or "continue" or the negative of such terms or other comparable  terminology.  In evaluating these statements, you should specifically  consider various factors,  including the risks outlined under "Risk  Factors." These factors,  among others,  may cause actual events or our actual performance to differ materially from any forward-looking statements.
Although  we believe  that the  expectations  reflected  in the  forward-looking statements  are  reasonable,  we  cannot  guarantee  future  results,  levels of activity, performance or achievements.

                                 USE OF PROCEEDS

     Except as otherwise  described in the prospectus  supplement relating to an offering of  securities,  we currently  intend to use the net proceeds  from the sale of  securities  offered  pursuant  to this  prospectus  and any  prospectus supplement for research and development and general corporate  purposes.  We may also use some or all of the net  proceeds  to acquire  or invest in  businesses, products and technologies that are complementary to our own. Pending these uses, we intend to  invest  the net  proceeds  in  investment-grade,  interest-bearing securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Our earnings were  insufficient to cover fixed charges in each of the years in the five-year  period ended  December 31, 2001 and in the  nine-month  period ended  September  30,  2002.  "Earnings"  consist of loss before  income  taxes, excluding the cumulative effect of a change in accounting principle,  plus fixed charges and capitalized  interest  amortization less capitalized  interest,  and
"fixed charges"  consist of interest and the amortization of debt issuance costs incurred and the portion of rental expense deemed by us to be  representative of the  interest  factor of  rental  payments  under  leases.  The  extent to which earnings were insufficient to cover fixed charges is as follows:

                                                                                              Nine Months
                                                     Years Ended December 31,                    Ended
                               1997         1998         1999          2000         2001  September 30,2002
                               ----         ----         ----          ----         ----   ----------------
                                                             (in thousands)
Deficiency of earnings
    available to cover
    fixed charges......        $257        $9,458       $14,632      $15,127       $26,683        $19,502

-----------------------------------------------------------------------------------------------------------
For the periods indicated above, we had no outstanding shares of preferred stock with  required  dividend  payments.  Therefore,  the ratios of earnings to fixed charges and preferred stock  dividends are identical to the ratios  presented in the table above.

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities will be issued under an indenture between us and a bank or trust  company  which  will be  identified  in a  prospectus  supplement,  as trustee.  The  indenture  provides  for the  issuance  from time to time of debt securities in an unlimited dollar amount and an unlimited number of series.

     The following  description of the terms of the debt  securities  summarizes the material terms that will apply to the debt  securities.  The  description is not complete,  and we refer you to the indenture, a copy of which is attached as an exhibit to the registration statement of which this prospectus is a part. For your  reference,  in  several  cases  below we have  noted  the  section  in the indenture that the paragraph summarizes.  Capitalized terms used in this section are defined under "Defined Terms." The referenced  sections of the indenture are incorporated by reference in the following  summary.  Prospective  purchasers of debt securities should be aware that special U.S. federal income tax, accounting and other  considerations  may be  applicable  to  instruments  such as the debt securities. The prospectus supplement or term sheet relating to an issue of debt securities will describe these considerations, if they apply.

Specific Terms of Each Series

     Each time that we issue a new  series of debt  securities,  the  prospectus supplement or term sheet relating to that new series will specify the particular amount, price and other terms of those debt securities. These terms may include:

o    the title of the debt securities;

o    any limit on the total principal amount of the debt securities;

o    the date or dates on which the  principal  of the debt  securities  will be payable or their manner of determination;

o    the interest rate or rates of the debt  securities;  the date or dates from which interest will accrue on the debt securities; and the interest payment dates and the regular  record  dates for the debt  securities;  or, in each case, their manner of determination;

o    the place or places where the  principal of and premium and interest on the debt securities will be paid;

o    the period or periods  within  which,  the price or prices at which and the terms on which any of the debt  securities may be redeemed,  in whole or in part at our option, and any remarketing arrangements;

o    the terms on which we would be required to redeem,  repay or purchase  debt securities  required by any sinking fund,  mandatory  redemption or similar provision;  and the period or periods within which,  the price or prices at which and the terms and conditions on which the debt  securities will be so redeemed, repaid or purchased in whole or in part;

o    the  denominations  in which the debt securities  will be issued,  if other than denominations of $1,000 and any whole multiple thereof;

o    the portion of the principal  amount of the debt securities that is payable on the  declaration of  acceleration  of the maturity,  if other than their principal  amount;  these debt  securities  could  include  original  issue discount,  or OID, debt  securities or indexed debt  securities,  which are each described below;

o    whether and under what  circumstances we will pay additional  amounts under any debt  securities  held by a  person  who is not a U.S.  person  for tax payments, assessments or other governmental charges and whether we have the option to redeem the debt  securities  which are affected by the additional amounts instead of paying the additional amounts;

o    the form in which we will issue the debt  securities,  whether  registered, bearer or both,  and any  restrictions  on the exchange of one form of debt securities  for  another  and on the offer,  sale and  delivery of the debt securities in either form;

o    the terms of any debt securities that may be converted into equity securities, including conversion rate and rate adjustment provisions;

o    whether the debt securities will be issuable as global securities;

o    whether the  amounts of payments of  principal  of,  premium,  if any,  and interest,  if  any,  on  the  debt  securities  are to be  determined  with reference to an index,  formula or other  method,  and if so, the manner in which such amounts will be determined;

o    if  the  debt   securities  are  issuable  in  definitive   form  upon  the
     satisfaction of certain conditions, the form and terms of such conditions;

o    any trustees, paying agents, transfer agents,  registrars,  depositories or similar agents with respect to the debt securities;

o    any additions or deletions to the terms of the debt securities with respect to the events of default or covenants governing the debt securities;

o    the foreign  currency or units of two or more foreign  currencies  in which payment of the principal of and premium and interest on any debt securities will be made, if other than U.S.  dollars,  and the holders' right, if any, to elect payment in a foreign  currency or foreign currency unit other than that in which the debt securities are payable;

o    whether and to what extent the debt securities are subject to defeasance on terms different from those described under "- Defeasance of Indenture;" and

o    any other terms of the debt securities that are not  inconsistent  with the indenture.

     (section 301)
     We may issue debt  securities as OID debt  securities.  OID debt securities bear no  interest  or bear  interest  at  below-market  rates  and are sold at a discount below their stated principal  amount.  If we issue OID debt securities, the prospectus  supplement or term sheet will contain the issue price,  the rate at which  interest  will  accrete,  and the date from which such  interest  will accrete on the OID debt securities.

     We may also issue  indexed debt  securities.  Payments of principal of, and premium and interest on, indexed debt  securities are determined  with reference to the rate of exchange  between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar  methods or formulas  specified  in the  prospectus  supplement  or term sheet.

Ranking
     We may issue  unsecured and  unsubordinated  debt securities that will rank equally with all our other  unsecured  and  unsubordinated  debt or we may issue unsecured  and  subordinated  debt  securities  that  will  rank  junior  to our unsecured  unsubordinated  debt and  equally  with all our other  unsecured  and subordinated  debt.  As of  September  30, 2002,  the Company had secured  loans outstanding of $4,747,000  with  Connecticut  Innovations,  Inc. and $16,625,000 with  Webster  Bank that will rank  senior to the debt we may issue  under  this registration statement. See "-Subordination".

Form and Denomination
     The  prospectus  supplement  or term sheet will describe the form which the debt securities will have, including  insertions,  omissions,  substitutions and other  variations  permitted by the  indenture  and any legends  required by any laws,  rules or  regulations.  (section  201) We will issue debt  securities  in denominations  of $1,000 and whole  multiples  thereof,  unless  the  prospectus supplement or term sheet states otherwise. (section 302)

Payment
     We will pay  principal of and premium and interest on our  registered  debt securities at the place and time described in the debt  securities.  We will pay installments  of interest on any registered debt security to the person in whose name the registered  debt security is registered at the close of business on the regular  record date for these  payments.  We will pay  principal and premium on registered  debt  securities  only against  surrender of these debt  securities.
(section  1001) If we issue  debt  securities  in bearer  form,  the  prospectus supplement or term sheet will describe where and how payment will be made.

Material Covenants
     The indenture includes the following material covenants:

Lien on assets
     We will not,  nor will we permit any  Restricted  Subsidiary  to,  issue or assume any Indebtedness secured by a Lien upon any Property we or any Restricted
Subsidiary now own or acquire in the future without equally and ratably securing the debt securities.

This restriction does not apply, however, to any of the following:

o    Liens existing on the date of the indenture;

o    Permitted Liens;

o    Liens on any  property  or asset  that  existed  at the time when we or any subsidiary acquired that property or asset;

o    Liens on fixed or capital assets acquired, constructed or improved by us or any of our  subsidiaries  that are  incurred  before or within  180 days of acquiring,  constructing  or improving the asset and that do not exceed the cost of acquiring, constructing or improving the asset;

o    Liens on the Property of our  subsidiaries  in our favor or in the favor of any wholly owned Restricted Subsidiary;

o    judgment or judicial attachment Liens for any judgment that is not an event of default under the indenture;

o    Liens securing any reimbursement,  indemnification or similar obligation or liability  incurred in the  ordinary  course of business  for any letter of credit,  letter of  guaranty,  banker's  acceptance,  bill of  exchange  or similar instrument for our trade obligations or those of our subsidiaries;

o    Liens  imposed by law that are being  contested in good faith and for which we have set  aside  adequate  reserves  or,  if not  removed,  could not be expected to have a material adverse effect on us and our subsidiaries;

o    any Lien  existing as a result of a Capital  Lease  Obligation  that is not otherwise prohibited by the indenture; and

o    the  extension,  renewal  or  replacement  of any lien  referred  to in the foregoing clauses or this clause.

     Notwithstanding the foregoing, we and any Restricted Subsidiary may create, incur or permit to exist any lien to secure  Indebtedness  in  addition to those permitted by the preceding  sentence,  and renew,  extend or replace such liens, provided that at the time of such creation,  incurrence,  renewal,  extension or replacement,  after giving  effect  thereto,  the  aggregate  amount of all such
Indebtedness  of our Company and our Restricted  Subsidiaries  and the aggregate
Attributable Debt of all Sale and Leaseback  Transactions of our Company and our
Restricted Subsidiaries at any one time outstanding together shall not exceed _%
of Consolidated Assets. (section 1007)

     Sale and leaseback transactions

     Neither  we nor any  Restricted  Subsidiary  may  enter  into  any Sale and
Leaseback Transaction, unless either:

o    we or the Restricted  Subsidiary would be entitled  pursuant to the "- Lien on  assets"  covenant  to  create  Indebtedness  secured  by a Lien  on the
     Property  in an  amount  equal  to the  Attributable  Debt of the  Sale and
     Leaseback Transaction without the debt securities being equally and ratably secured; or

o    we or the Restricted  Subsidiary applies, in the case of a sale or transfer for cash,  an amount  equal to the greater of the fair market  value or the net  proceeds  of the  Sale  and  Leaseback  and,  in the case of a sale or transfer  otherwise than for cash, an amount equal to the fair market value of the Property leased,  to the retirement,  within 180 days after the Sale and Leaseback  Transaction,  of the debt  securities or other  Indebtedness ranking on parity with the debt securities and owing to a Person other than us or  any  of  our  Affiliates  or  applies  it  to  the  construction  or improvement  of real  property or personal  property  used in the  ordinary course of business.

     These  restrictions  will  not  apply  to  transactions  between  us  and a
Restricted Subsidiary or between Restricted Subsidiaries.

(section 1008)

     Limitation on merger, consolidation and sale of assets

     We may not  consolidate  with or merge into any other entity or transfer or lease substantially all of our properties and assets to any person unless:

o    the  successor is organized  under the laws of the United States or a state thereof;

o    the successor  assumes by  supplemental  indenture the  obligations  of its predecessor (that is, all our obligations under the debt securities and the indenture); and

o    after  giving  effect to the  transaction,  there is no  default  under the indenture.

     The surviving  transferee or lessee corporation will be our successor,  and we will be  relieved  of all  obligations  under  the  debt  securities  and the indenture. (sections 801 and 802)

Defined Terms

     "Attributable Debt" means, in respect of a Sale and Leaseback  Transaction, at the time of  determination,  the lesser of (1) the fair  market  value of the property subject to such arrangement or (2) the present value (discounted at the rate per annum equal to the interest borne by the debt  securities on a weighted average basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement after excluding all amounts  required to be paid on account of maintenance  and repairs,  insurance, taxes and similar charges.

     "Capital Stock" of any Person means shares, interests,  rights to purchase, warrants,  options,  participation  or  other  equivalents  of or  interests  in
(however  designated) equity of such Person,  including any preferred stock, but excluding any debt securities convertible into such equity.

     "Capital Lease Obligations"  means indebtedness  represented by obligations under a  lease  that is  required  to be  capitalized  for  financial  reporting purposes in accordance with generally accepted accounting principles. The amount of indebtedness will be the capitalized amount of the obligations  determined in accordance with generally accepted accounting principles consistently applied.

     "Consolidated  Assets"  of the  Company  and  its  subsidiaries  means  the consolidated  total assets of the Company and its  subsidiaries  as reflected in the  Company's  most recent  balance sheet  preceding the date of  determination
prepared  in  accordance   with   generally   accepted   accounting   principles
consistently applied.

     "Indebtedness" means, with respect to any Person (without duplication):

          (1) any liability of such Person (A) for borrowed  money, or under any reimbursement  obligation  relating to a letter of credit, or (B) evidenced by a bond,  note,  debenture  or similar  instrument  (including a purchase money  obligation  arising  in  connection  with  the  acquisition  of  any businesses,  properties  or assets of any kind) (other than a trade payable or a current liability arising in the ordinary course of business),  or (C)
     for the payment of money relating to any Capital Lease Obligations;

          (2) any liability of others described in the preceding clause (1) that the Person has guaranteed or that is otherwise its legal liability;

          (3)  any  amendment,  supplement,   modification,  deferral,  renewal,
     extension or refunding of any liability of the types  referred to in clause
     (1) or (2) above; and

          (4) in the case of any Restricted Subsidiary, the aggregate preference in  respect of amounts  payable  on the  issued and  outstanding  shares of preferred stock of such Restricted Subsidiary in the event of any voluntary or involuntary  liquidation,  dissolution or winding up (excluding any such preference attributable to such shares of preferred stock that are owned by the Company or any Restricted Subsidiary).

     "Lien" means any mortgage, pledge, lien, security interest, charge or other encumbrance or preferential arrangement (including any conditional sale or other title  retention  agreement  or lease in the nature  thereof  other than a title retention  agreement  in  connection  with the purchase of goods in the ordinary course of business which is outstanding for not more than 90 days).

     "Permitted Liens" means

          (1)  Liens  imposed  by law for  taxes,  fees,  assessments  or  other governmental charges or levies that are not yet due;

          (2) carriers', warehousemen's, mechanics', materialmen's, repairmen's, vendors'  or  lessors'  Liens (and  deposits  to obtain the release of such
     Liens), set-off rights and other like Liens imposed by law (or contract, to the extent that such  contractual  Liens are similar in nature and scope to
     Liens  imposed  by law),  in each case  arising in the  ordinary  course of business and securing obligations that are not overdue by more than 60 days or are being contested in good faith;

          (3) Liens  incurred  and pledges  and  deposits  made in the  ordinary course of business in connection with workers' compensation,  disability or unemployment insurance, old-age pensions, retiree health benefits and other social security laws or regulations;

          (4)  deposits  to secure the  performance  of bids,  trade  contracts, leases,  statutory obligations,  surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

          (5)  (A)  easements,  covenants,  conditions,   restrictions,  leases,
     subleases,  licenses,  rights of way, minor  irregularities in, or lack of, title and similar encumbrances affecting real property, (B) with respect to
     any  lessee's  or  licensee's   interest  in  real  or  personal  property,
     mortgages, liens, rights and obligations and other encumbrances arising by, through or under any owner, lessor or licensor thereof, with or without the lessee's  or  licensee's  consent,  and (C)  leases,  licenses,  rights and obligations in connection with patents, copyrights, trademarks, trade names and  other  intellectual  property,  in each case  that do not  secure  the payment of borrowed  money  (other  than,  with  respect to any lessee's or licensee's interest in real or personal property,  mortgages, liens, rights and  obligations  and other  encumbrances  arising by, through or under any owner,  lessor or licensor  thereof) to the extent,  in the case of each of
     (A),  (B) and (C),  that the  Liens  referred  to  therein  do not,  in the aggregate,  materially  detract from the value of the affected  property as used by the Company or any subsidiary in the ordinary course of business or materially  interfere  with the  ordinary  conduct of the  business  of the
     Company and its subsidiaries taken as a whole.

     "Person" means any individual, firm, corporation, partnership, association, joint  venture,  tribunal,  limited  liability  company,  trust,  government  or political subdivision or agency or instrumentality  thereof, or any other entity or organization.

     "Property" means any asset, revenue or any other property, whether tangible or intangible,  real or personal,  including,  without limitation,  any right to receive income.

     "Restricted  Subsidiary"  means any subsidiary of the Company if at the end of the most recent fiscal quarter,  the total assets of such subsidiary exceed %
of consolidated total assets of the Company and its subsidiaries,  determined in accordance with generally accepted accounting principles consistently applied.

     "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or any Restricted Subsidiary sells or transfers  any Property to any Person with the  intention of taking back a lease of such Property.

     "Significant  Subsidiary" has the meaning specified,  as of the date of the indenture, in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

Registration of Transfer and Exchange

     All debt securities issued upon any registration of transfer or exchange of debt securities will be valid obligations of ours,  evidencing the same debt and entitled  to  the  same  rights  under  the  indenture  as the  debt  securities surrendered in the registration of transfer or exchange.

Registration of Transfer

     Holders of registered  debt  securities  may present their  securities  for registration  of  transfer  at the  office  of one or more  security  registrars designated and maintained by us. (section 305)

     We will not be  required  to register  the  transfer  of or  exchange  debt securities under the following conditions:

     o    We will not be required to register  the  transfer of or exchange  any debt  securities  during a period of 15 days before any  selection  of those debt securities to be redeemed.

     o    We will not be required to register  the  transfer of or exchange  any debt securities  selected for redemption,  in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.

     o    We will not be required to register the  transfer of or exchange  debt securities  of any holder who has  exercised  an option to require the repurchase  of those debt  securities  prior to their stated  maturity date, except the portion not being repurchased.

(section 305)

Exchange

     At your option,  you may exchange your  registered  debt  securities of any series  (except a global  security,  as set forth below) for an equal  principal amount of other registered debt securities of the same series having  authorized denominations upon surrender to our designated agent.

     We may at any time  exchange debt  securities  issued as one or more global securities for an equal  principal  amount of debt securities of the same series in definitive  registered  form. In this case we will deliver to the holders new debt securities in definitive  registered  form in the same aggregate  principal amount as the global securities being exchanged.

     The  depositary  of the global  securities  may also  decide at any time to surrender one or more global  securities in exchange for debt  securities of the same series in definitive registered form, in which case we will deliver the new debt securities in definitive  form to the persons  specified by the depositary, in an aggregate  principal  amount equal to, and in exchange  for, each person's beneficial interest in the global securities. (section 305)

     Notwithstanding  the above,  we will not be required  to exchange  any debt securities if, as a result of the exchange, we would suffer adverse consequences under any U.S. law or regulation. (section 305)

Global Securities

     If we decide to issue  debt  securities  in the form of one or more  global securities,  then we will  register  the  global  securities  in the name of the depositary  for the global  securities or the nominee of the  depositary and the global  securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

     The prospectus supplement or term sheet will describe the specific terms of the depositary  arrangement  for debt  securities of a series that are issued in global form. None of our Company,  the trustee, any paying agent or the security registrar  will  have any  responsibility  or  liability  for any  aspect of the records  relating  to or  payments  made  on  account  of  beneficial  ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Defeasance of Indenture

     We can terminate all of our obligations under the indenture with respect to the debt  securities,  other  than the  obligation  to pay  interest  on and the principal of the debt securities and certain other obligations, at any time by:

o    depositing  money or U.S.  government  obligations  with the  trustee in an amount  sufficient  to pay  the  principal  of  and  interest  on the  debt securities to their maturity; and

o    complying with certain other conditions,  including delivery to the trustee of an opinion of counsel to the effect that holders of debt securities will not recognize income,  gain or loss for U.S. federal income tax purposes as a result of our defeasance.

In addition,  we can terminate all of our  obligations  under the indenture with respect to the debt securities,  including the obligation to pay interest on and the principal of the debt securities, at any time by:

o    depositing  money or U.S.  government  obligations  with the  trustee in an amount  sufficient  to pay  the  principal  of  and  interest  on the  debt securities to their maturity, and

o    complying with certain other conditions,  including delivery to the trustee of an  opinion  of  counsel  stating  that  there  has been a ruling by the
     Internal Revenue Service, or a change in the federal tax law since the date of the indenture,  to the effect that holders of debt  securities  will not recognize  income,  gain or loss for U.S.  federal income tax purposes as a result of our defeasance.

(sections 402-404)

Payments of Unclaimed Moneys

     Moneys  deposited  with the trustee or any paying  agent for the payment of principal of or premium and interest on any debt security that remains unclaimed for two years  will be  repaid to us at our  request,  unless  the law  requires otherwise.  If this happens and you want to claim these moneys, you must look to us and not to the trustee or paying agent. (section 409)

 Events of Default, Notices, and Waiver

     Events of default

     An "event of default" regarding any series of debt securities is any one of the following events:

o    default for 30 days in the payment of any interest installment when due and payable;

o    default in the  payment  of  principal  or  premium  when due at its stated
     maturity, by declaration, when called for redemption or otherwise;

o    default in the performance of any covenant in the debt securities or in the indenture by us for 60 days after notice to us by the trustee or by holders of 25% in  principal  amount of the  outstanding  debt  securities  of that series;

o    acceleration of debt securities of another series or any other indebtedness of ours or one of our  Significant  Subsidiaries  for borrowed money, in an aggregate  principal  amount  exceeding  $_ million  under the terms of the instrument  or  instruments  under  which  the  indebtedness  is  issued or secured,  if the  acceleration is not annulled within 30 days after written notice as provided in the indenture;

o    a final,  non-appealable  judgment  or order  for the  payment  of money in excess of $_________  million rendered against us or one of our Significant
     Subsidiaries  that is not paid or discharged within 60 days following entry of such judgment or order;

o    certain events of bankruptcy,  insolvency and reorganization  involving us;
     and

o    any  other  event  of  default  of that  series  that is  specified  in the prospectus supplement or term sheet.

(section 501)

     A default regarding a single series of debt securities will not necessarily constitute a default regarding any other series.

     If an event of  default  for any  series of debt  securities  occurs and is continuing (other than an event of default involving the bankruptcy,  insolvency or reorganization  of our Company),  either the trustee or the holders of 25% in principal  amount of the outstanding  debt securities of that series may declare the principal  (or, in the case of (a) OID debt  securities,  a lesser amount as provided in those OID debt securities or (b) indexed debt securities,  an amount determined  by the  terms of those  indexed  debt  securities),  of all the debt securities  of that  series,  together  with any  accrued  interest  on the debt securities,  to be immediately due and payable by notice in writing to us. If it is the  holders  of debt  securities  who give  notice  of that  declaration  of acceleration  to us,  then they must also give notice to the  trustee.  (section
502)

     If an event of default occurs that involves the  bankruptcy,  insolvency or reorganization  of our Company,  as set forth above,  then all unpaid  principal amounts  (or,  if the  debt  securities  are (a) OID debt  securities,  then the portion of the principal  amount that is specified in those OID debt  securities or (b)  indexed  debt  securities,  an amount  determined  by the terms of those indexed debt  securities)  and accrued  interest on all debt  securities of each series  will  immediately  become  due and  payable,  without  any action by the trustee or any holder of debt securities. (section 502)

     In order for  holders of debt  securities  to  initiate  proceedings  for a remedy under the indenture, 25% in principal amount must first give notice to us as provided  above,  must request that the trustee  initiate a proceeding in its own name and must offer the trustee a  reasonable  indemnity  against  costs and liabilities.  If  the  trustee  still  refuses  for  60  days  to  initiate  the proceeding,  and no  inconsistent  direction  has been  given to the  trustee by holders of a majority of the debt securities of the same series, the holders may initiate a proceeding as long as they do not adversely  affect the rights of any other holders of that series. (section 507)

     The  holders of a majority  in  principal  amount of the  outstanding  debt securities of a series may rescind a declaration of  acceleration  if all events of default,  besides the failure to pay principal or interest due solely because of the declaration of acceleration, have been cured or waived. (section 502)

     If we default on the payment of any  installment  of  interest  and fail to cure the default  within 30 days,  or if we default on the payment of  principal when it becomes  due,  then the trustee may require us to pay all amounts due to the trustee,  with interest on the overdue  principal or interest  payments,  in addition to the expenses of collection. (section 503)

     A judgment for money  damages by courts in the United  States,  including a money  judgment  based on an obligation  expressed in a foreign  currency,  will ordinarily be rendered  only in U.S.  dollars.  New York  statutory law provides that a court shall  render a judgment  or decree in the foreign  currency of the underlying  obligation  and that the judgment or decree shall be converted  into
U.S.  dollars  at the  exchange  rate  prevailing  on the  date of  entry of the judgment  or  decree.  The  indenture  requires  us to  pay  additional  amounts necessary to protect  holders if a court  requires a conversion  to be made on a date other than a judgment date.

Notices

     The  trustee  is  required  to give  notice to  holders of a series of debt securities of a default that remains uncured or has not been waived, and that is known to the  trustee,  within 90 days after the  default has  occurred.  In the event of a default in the  performance of any covenant in the debt securities or the  indenture  that results  under the indenture in notice to us by the trustee after 90  days,  the  trustee  shall  not give  notice  to the  holders  of debt securities  until 60 days after the giving of notice to us. The  trustee may not withhold  the notice in the case of a default in the payment of principal of and premium or interest on any of the debt securities. (section 602)

Waiver

     The  holders of a majority  in  principal  amount of the  outstanding  debt securities  of a series may waive any past default or event of default  except a default in the  payment of  principal  of or  premium  or  interest  on the debt securities  of that series or a default  relating to a provision  that cannot be amended without the consent of each affected holder. (section 513)

Subordination

     The terms of any series of  subordinated  debt securities will be set forth in a prospectus  supplement  relating to the series. Our obligations to make any payment  of the  principal  of  and  premium,  if  any,  and  interest  on,  any subordinated  debt securities will be subordinate and junior in right of payment to the prior payment in full of all of our senior debt,  whether  outstanding on the  date  of the  supplemental  indenture  relating  to the  subordinated  debt securities or thereafter incurred. (section 13.01)

Conversion

     The terms on which debt securities of any series that are convertible  into or  exchangeable  for common  stock or other  securities  will be set forth in a prospectus  supplement  relating  to the  convertible  series.  Those terms will include provisions  relating to whether conversion or exchange is mandatory,  at the option of the holder or at our option, and may include  provisions  pursuant to which the number of shares of common stock or other securities to be received by the holders of debt securities would be subject to adjustment.

Reports

     We are required to file an  officer's  certificate  with the trustee  every year  confirming  that we are complying with all conditions and covenants in the indenture. (section 1005)

     We must also file with the  trustee  copies of our annual  reports  and the information  and other  documents  that we may be  required to file with the SEC under  Section 13 or Section  15(d) of the  Securities  Exchange Act of 1934, as
amended.  These  documents  must be filed with the trustee  within 15 days after they are  required to be filed with the SEC. If we are not  required to file the information,  documents or reports under either of these Sections,  then we must file with the trustee and the SEC, in accordance  with the rules and regulations of the SEC, the  supplementary and periodic  information,  documents and reports that may be required by  Section 13  of the  Exchange  Act, in respect of a debt security  listed and  registered on a national  securities  exchange,  as may be required by the rules and regulations of the SEC.

     Within 30 days of filing the information,  documents or reports referred to above with the trustee,  we must mail to the holders of the debt  securities any summaries of the information,  documents or reports that are required to be sent to the holders by the rules and regulations of the SEC. (section 704)

Rights and Duties of the Trustee

     The  holders  of  a  majority  in  principal  amount  of  outstanding  debt securities of any series may direct the time, method and place of conducting any proceeding  for any remedy  available to the trustee or exercising  any trust or other power  conferred  on the  trustee.  The trustee may decline to follow that direction  if it would  involve the trustee in  personal  liability  or would be illegal. (section 512) During a default, the trustee is required to exercise the standard  of care and  skill  that a prudent  person  would  exercise  under the circumstances  in the  conduct  of his or her own  affairs.  (section  601)  The trustee is not  obligated  to  exercise  any of its  rights or powers  under the indenture at the request or  direction of any of the holders of debt  securities unless  those  holders  have  offered  to the  trustee  reasonable  security  or indemnity. (section 603)

     The trustee is entitled,  in the absence of bad faith on its part,  to rely on an officer's  certificate before taking action under the indenture.  (section
603)

Supplemental Indentures

     Supplemental indentures not requiring consent of holders

     Without the consent of any holders of debt  securities,  we and the trustee may supplement the indenture, among other things, to:

o    pledge property to the trustee as security for the debt securities;

o    reflect that another  entity has succeeded us and assumed our covenants and obligations under the debt securities and the indenture;

o    cure  any  ambiguity  or  inconsistency  in the  indenture  or in the  debt securities or make any other provisions necessary or desirable,  as long as the  interests  of the  holders of the debt  securities  are not  adversely affected in any material respect;

o    issue and establish the form and terms of any series of debt  securities as provided in the indenture;

o    add to our  covenants  further  covenants for the benefit of the holders of debt  securities (and if the covenants are for the benefit of less than all series of debt securities, stating which series are entitled to benefit);

o    add any  additional  event of  default  (and if the new  event  of  default applies  to fewer  than all  series of debt  securities,  stating  to which series it applies);

o    change the trustee or provide for an additional trustee;

o    provide  additional  provisions  for bearer debt  securities so long as the action  does not  adversely  affect  the  interests  of holders of any debt securities in any material respect; or

o    modify the indenture in order to continue its qualification under the Trust
     Indenture  Act of 1939 or as may be necessary  or  desirable in  accordance with amendments to that Act.

(section 901)

     Supplemental indentures requiring consents of holders

     With the consent of the holders of at least a majority in principal  amount of the series of the debt securities that would be affected by a modification of the  indenture,  the  indenture  permits us and the  trustee to  supplement  the indenture  or modify in any way the terms of the  indenture or the rights of the holders of the debt securities.  However,  without the consent of each holder of all of the debt securities affected by that modification, we and the trustee may not:

o    reduce the  principal of or premium on or change the stated final  maturity of any debt security;

o    reduce the rate of or change the time for  payment of  interest on any debt security  (or,  in the  case of OID  debt  securities,  reduce  the rate of accretion of the OID);

o    change  any  of  our  obligations  to  pay  additional  amounts  under  the indenture;

o    reduce or alter the  method  of  computation  of any  amount  payable  upon redemption,  repayment or purchase of any debt  security by us (or the time when the redemption, repayment or purchase may be made);

o    make the principal or interest on any debt  security  payable in a currency other than that stated in the debt security or change the place of payment;

o    reduce  the  amount  of  principal   due  on  an  OID  debt  security  upon
     acceleration  of maturity or  provable in  bankruptcy  or reduce the amount payable under the terms of an indexed debt security  upon  acceleration  of maturity or provable in bankruptcy;

o    impair any right of  repayment  or  purchase at the option of any holder of debt securities;

o    modify  the right of any  holder of debt  securities  to receive or sue for payment of the  principal or interest on a debt  security that would be due and payable at the maturity thereof or upon redemption; or

o    reduce the  principal  amount of the  outstanding  debt  securities  of any series  required  to  supplement  the  indenture  or to  waive  any  of its provisions.

(section 902)

     A supplemental  indenture that modifies or eliminates a provision  intended to benefit  the  holders of one  series of debt  securities  will not affect the rights under the indenture of holders of other series of debt securities.

Redemption

     The specific terms of any redemption of a series of debt securities will be contained in the prospectus supplement or term sheet for that series. Generally, we must send notice of  redemption  to the holders at least 30 days but not more than 60 days prior to the redemption date. The notice will specify:

o    the principal amount being redeemed;

o    the redemption date;

o    the redemption price;

o    the place or places of payment;

o    the CUSIP number of the debt securities being redeemed;

o    whether the redemption is pursuant to a sinking fund;

o    that  on the  redemption  date,  interest  (or,  in the  case  of OID  debt securities, original issue discount) will cease to accrue; and

o    if bearer  debt  securities  are being  redeemed,  that those  bearer  debt securities must be accompanied by all coupons maturing after the redemption date or the  amount  of the  missing  coupons  will be  deducted  from  the redemption price, or indemnity must be furnished,  and whether those bearer debt  securities may be exchanged for registered  debt securities not being redeemed.

(section 1104)

     On or before any  redemption  date, we will deposit an amount of money with the  trustee or with a paying  agent  sufficient  to pay the  redemption  price.
(section 1105)

     If less than all the debt securities are being redeemed,  the trustee shall select the debt  securities  to be redeemed  using a method it  considers  fair.
(section 1103) After the redemption  date,  holders of debt securities that were redeemed  will have no rights  with  respect to the debt  securities  except the right to receive the redemption  price and any unpaid interest to the redemption date. (section 1106)

Governing Law

     The laws of the State of New York govern the  indenture and will govern the debt securities. (section 112)

                           DESCRIPTION OF COMMON STOCK

     Our authorized common stock consists of 30 million shares, $0.025 par value per share.  At October 31, 2002,  there were  17,874,510  shares of common stock issued and outstanding.  The approximate number of shareholders of record of our common stock as of October 31, 2002 was 225.

     Each  share of our  common  stock is  entitled  to one vote on all  matters requiring a vote of  shareholders  and,  subject to the rights of the holders of any  outstanding  shares  of  preferred  stock,  are  entitled  to  receive  any dividends, in cash, securities or property, as our board may declare.

     In  the  event  of our  liquidation,  dissolution  or  winding  up,  either voluntary  or  involuntary,  subject  to  the  rights  of  the  holders  of  any outstanding  shares of preferred stock,  holders of common stock are entitled to share pro-rata in all of our remaining assets available for distribution.

     The common stock issued by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

     American  Stock Transfer & Trust  Company,  59 Maiden Lane, New York,  N.Y.
10038 is the transfer agent and registrar for our common stock. Its phone number is (212) 936-5100.

                         DESCRIPTION OF PREFERRED STOCK

     Our board of directors is authorized, without further vote or action by the holders of our common  stock,  to issue by  resolution an aggregate of 2 million shares of preferred stock.  These shares of preferred stock may be issued in one or more series as established  from time to time by our board of directors.  Our board also is  authorized  to fix the number of shares  and the  designation  or title of each series of  preferred  stock prior to the issuance of any shares of that series.  Regarding each class or series of preferred  stock, our board will fix the voting  powers  which may be full or limited,  or there may be no voting
powers.   Our  board  will  also   determine  the   preferences   and  relative,
participating, optional or other special rights and qualifications,  limitations or  restrictions,  of each  series of  preferred  stock.  Our  board is  further authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series,  but not below the number of shares of the class or series then outstanding. Terms authorized by the board with respect to preferred stock,  including convertible preferred stock, will be disclosed in the prospectus supplement relating to preferred stock.

     No shares of preferred stock are presently outstanding and we have no plans to issue a new series of preferred stock. It is not possible to state the effect of the  authorization  and  issuance of any series of  preferred  stock upon the rights of the holders of common  stock until our board of  directors  determines the specific  terms,  rights and  preferences  of a series of  preferred  stock.
However,  possible  effects  might include  restricting  dividends on the common stock,  diluting  the  voting  power  of  the  common  stock  or  impairing  the liquidation  rights of the common  stock  without  further  action by holders of common stock. In addition,  under some circumstances,  the issuance of preferred stock may render more difficult or tend to discourage a merger,  tender offer or proxy  contest,  the  assumption  of control by a holder of a large block of our securities or the removal of incumbent  management,  which could thereby depress the market price of our common stock.

                             DESCRIPTION OF WARRANTS

     We have  described  below  the  general  terms and  provisions  of the debt warrants and equity  warrants to which a prospectus  supplement  may relate.  We will  describe the  particular  terms of any debt  warrants and equity  warrants offered by any prospectus  supplement in the prospectus  supplement  relating to such debt warrants or equity warrants.

     We may issue  debt  warrants  and  equity  warrants,  evidenced  by warrant certificates under a warrant agreement,  independently or together with any debt securities,  preferred  stock or common stock.  The warrants may be transferable with or separate from such securities. If we offer debt warrants, the applicable prospectus  supplement  will describe the terms of the debt warrants,  including the  following:  (i) the offering  price,  if any,  including the  currency,  or currency  unit in which  such  price  will be  payable;  (ii)  the  designation, aggregate  principal  amount and terms of the offered debt securities with which the debt  warrants are issued and the number of debt  warrants  issued with each such offered debt security; (iii) if applicable,  the date on or after which the debt  warrants  and the  related  offered  debt  securities  will be  separately transferable; (iv) the designation, aggregate principal amount and terms of debt securities purchasable upon exercise of one debt warrant and the price or prices at which,  and the currency,  or currency unit in which such principal amount of debt securities may be purchased upon exercise;  (v) the date on which the right to  exercise  the debt  warrants  commences  and the date on  which  such  right expires;  (vi) any U.S. Federal income tax consequences;  (vii) whether the debt warrants represented by the warrant certificates will be issued in registered or bearer form or both;  and (viii) any other  material terms of the debt warrants.
If we offer equity warrants,  the applicable prospectus supplement will describe the terms of the equity  warrants,  including  the  following:  (i) the offering price, if any,  including the currency or currency unit in which such price will be payable;  (ii) the designation of any series of preferred  stock  purchasable upon  exercise of the equity  warrants;  (iii) the number of shares of preferred stock or common stock  purchasable upon exercise of one equity warrant,  and the price or prices at which,  and the  currency,  or  currency  unit in which  such shares  may be  purchased  upon  exercise;  (iv) the date on which  the right to exercise the equity  warrants and the date on which such right expires;  (v) any
U.S.  Federal  income  tax  consequences;   (vi)  whether  the  equity  warrants
represented  by the warrant  certificate  will be issued in registered or bearer form or both;  (vii)  whether the equity  warrants or the  underlying  preferred stock or common stock will be listed on any national  securities  exchange;  and
(viii) any other material terms of the equity warrants.  In addition, if we sell any debt warrants or equity warrants for any foreign currency or currency units,
the  restrictions,   elections,  tax  consequences,  specific  terms  and  other information  with  respect  to such issue will be  specified  in the  applicable prospectus supplement.

     Warrant certificates, if any, may be exchanged for new warrant certificates of different  denominations  and may (if in  registered  form) be presented  for registration  of transfer at the  corporate  trust office of the warrant  agent, which will be listed in the applicable prospectus  supplement,  or at such other office as may be set forth therein. Warrantholders do not have any of the rights of  holders  of debt  securities  (except  to the  extent  that the  consent  of warrantholders  may be required  for certain  modifications  of the terms of the indenture  under  which the  series of offered  debt  securities  issuable  upon exercise of the warrants to be issued) or preferred or common  stockholders  and are not  entitled  to  payments  of  principal  and  interest,  if any,  on debt securities or to dividends or other distributions made with respect to preferred stock or common stock.

     Warrants may be exercised by surrendering the warrant certificate,  if any, at the corporate trust office or other  designated  office of the warrant agent, with (i) the form of election  to  purchase  on the reverse  side of the warrant certificate,  if any, properly completed and executed,  and (ii) payment in full of the exercise  price,  as set forth in the applicable  prospectus  supplement.
Upon  exercise of  warrants,  the warrant  agent will,  as soon as  practicable, deliver the debt  securities,  preferred stock or common stock issuable upon the exercise of the warrants in  authorized  denominations  in  accordance  with the instructions of the exercise warrantholder and at the sole cost and risk of such holder.  If less than all of the warrants  evidenced by the warrant  certificate are exercised, a new warrant certificate will be issued for the remaining amount of unexercised warrants, if sufficient time exists prior to the expiration date.

                              PLAN OF DISTRIBUTION

General

     Any of the securities  offered hereby may be sold in any one or more of the following ways from time to time:

o    to or through underwriters;

o    through dealers;

o    directly to other purchasers; or

o    through agents.

     The distribution of the securities may be effected from time to time in one or more  transactions  at a fixed price or prices,  which may be changed,  or at market  prices  prevailing  at the  time of  sale,  at  prices  related  to such prevailing market prices or at negotiated prices.

     In  connection  with  the  sale of  securities,  underwriters  may  receive compensation  from us or  purchasers  of  securities  for  whom  they may act as agents,  in the form of discounts,  concessions  or  commissions.  Underwriters, dealers and agents that  participate  in the  distribution  of securities may be deemed to be  underwriters,  and any discounts or  commissions  received by them from us and any profit on the resale of  securities  by them may be deemed to be underwriting  discounts and commissions under the Securities Act. Any person who may be deemed to be an  underwriter  will be  identified,  and the  compensation received from us will be described, in the prospectus supplement.

     During and after an offering  through  underwriters,  the  underwriters may purchase and sell the  securities  in the open market.  These  transactions  may include  overallotment  and  stabilizing  transactions  and  purchases  to cover
syndicate  short  positions  created  in  connection  with  the  offering.   The
underwriters may also impose a penalty bid, whereby selling  concessions allowed to syndicate members or other  broker-dealers  for the securities sold for their account may be reclaimed by the syndicate if those securities are repurchased by the syndicate in  stabilizing  or covering  transactions.  These  activities may stabilize,  maintain or  otherwise  affect the market  price of the  securities, which may be higher  than the price  that  might  otherwise  prevail in the open market, and, if commenced, may be discontinued at any time.

     Except for our common stock, all securities,  when first issued,  will have no established  trading  market.  Any  underwriters or agents to or through whom securities  are sold by us for  public  offering  and sale may make a market  in those securities,  but the underwriters or agents will not be obligated to do so and may  discontinue  any market  making at any time without  notice.  We cannot assure you as to the liquidity of the trading market for any of our securities.

     Under agreements which we may enter into, underwriters,  dealers and agents
who   participate  in  the   distribution  of  securities  may  be  entitled  to
indemnification  by us  against  or  contribution  toward  certain  liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     The validity of the  issuance of the  securities  offered in this  offering will be passed upon for us by Milbank, Tweed, Hadley & McCloy LLP.

                                     EXPERTS

     The financial  statements  incorporated  in this prospectus by reference to the annual report on Form 10-K, as amended, for the year ended December 31, 2001 have been so  incorporated  in reliance on the report of  PricewaterhouseCoopers
LLP, independent accountants,  given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

Available Information

     We have filed with the SEC a registration statement on Form S-3 to register the securities  offered by this  prospectus.  However,  this prospectus does not contain all of the information  contained in the registration  statement and the exhibits and schedules to the registration  statement. We strongly encourage you to carefully read the  registration  statement and the exhibits and schedules to the registration statement. We also file annual,  quarterly and special reports, proxy statements and other information with the SEC.

     You may inspect and copy these materials at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may
also  obtain  copies  of these  materials  from the SEC at  prescribed  rates by writing  to  the  SEC's  Public  Reference  Section,  450  Fifth  Street,  N.W.,
Washington,  D.C.  20549.  Please  call the SEC at  1-800-SEC-0330  for  further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at www.sec.gov.  Our common stock is quoted on the Nasdaq National Market under the symbol "NRGN".  You may inspect reports and other  information  concerning us at the offices of the National  Association of
Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

Incorporation of Certain Documents by Reference

     The SEC allows us to "incorporate  by reference" the information  contained in documents that we file with them, which means that we can disclose  important information  to you  by  referring  you  to  those  documents.  The  information incorporated  by  reference  is  considered  to  be  part  of  this  prospectus.
Information in this prospectus supersedes information  incorporated by reference which  we  filed  with  the SEC  prior  to the  date of this  prospectus,  while information  that we file  later  with the SEC  will  automatically  update  and supersede this  information.  We  incorporate by reference the documents  listed below and any  future  filings we will make with the SEC under  Sections  13(a),
13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

1.   Our Annual Report on Form 10-K for the fiscal year ended  December 31, 2001 and the  amendments  thereto  filed on April 30,  2002,  October 31,  2002,
     January 9, 2003 and January 21, 2003,  including all material  incorporated by reference therein; and

2.   Our Quarterly  Reports on Form 10-Q for the fiscal quarters ended March 31,
     2002,  June 30, 2002 and September 30, 2002  including,  in each case,  all material incorporated by reference therein; and

3.   Our Current Reports on Form 8-K filed on January 11, 2002,  October 9, 2002 and November 13, 2002.

     If you  request,  by written or oral  request,  a copy of any or all of the documents incorporated by reference, we will send you the requested copies at no charge.  We will not,  however,  send you the exhibits to such documents  unless such exhibits are specifically  incorporated by reference in such documents. You should direct requests for such copies to Elaine Beckwith, Associate Director of
Investor and Public  Relations,  of Neurogen,  at 35 Northeast  Industrial Road,
Branford, Connecticut 06504, (203) 488-8201.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all expenses payable by Neurogen Corporation in  connection  with the sale of the  securities  being  registered.  All of the amounts shown are estimates except for the registration fee.

Securities Act registration fee.........................................................             $ 6,900
Legal fees and expenses.................................................................             200,000
Accounting fees and expenses............................................................              50,000
Printing and engraving expenses.........................................................              75,000
Transfer Agent and Registrar fees and expenses..........................................               4,000
Blue Sky fees and expenses, including legal fees........................................              15,000
Miscellaneous...........................................................................              20,000
                                                                                                    --------
         Total..........................................................................            $370,900
                                                                                                    ========

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The  Company  is  a  Delaware  corporation.  Section  145  of  the  General
Corporation Law of Delaware permits  indemnification of directors,  officers and employees of  corporations  organized  thereunder  under certain  conditions and subject to certain  limitations.  Article EIGHTH of the Restated  Certificate of
Incorporation of the Company provides that the Company shall, to the full extent permitted by Section 145, indemnify its directors and officers.

     The Company's  Certificate of Incorporation,  pursuant to Section 102(b)(7)
of the General Corporation Law of Delaware,  contains provisions eliminating the personal  liability of a director to the Company or its  stockholders  for money damages  for breach of  fiduciary  duty as a  director.  This  provision  in the
Restated  Certificate of Incorporation  does not eliminate the duty of care and, in  appropriate  circumstances,  equitable  remedies such as injunctive or other forms of  non-monetary  relief  will remain  available  under  Delaware  law. In addition,  each  director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving  intentional  misconduct,  for knowing violations of the law, for actions  leading to improper  personal  benefits  to the  director,  and for payment of dividends or stock repurchases or redemptions that are unlawful under
Delaware law. The provision does not affect a director's  responsibilities under any other law, such as the state or federal  securities laws or state or federal environmental laws.

     As permitted by the General Corporation Law of Delaware,  the directors and officers of the Company are covered by  insurance  against  certain  liabilities which might be incurred by them in such  capacities and in certain cases against which they cannot be indemnified by the Company.

     At  present,  there is no pending  litigation  or  proceeding  involving  a director or officer of the Company as to which  indemnification  is being sought nor is the Company aware of any threatened  litigation that may result in claims for indemnification by any officer, director, or employee of the Company.

ITEM 16. EXHIBITS

(a)      EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION OF DOCUMENT

1.1      Form of Underwriting Agreement.**
3.1      Restated   Certificate  of   Incorporation,   filed   June   17,   1994
         (incorporated by reference to Exhibit 4.1 to   Registration   Statement
         No. 33-81268 on Form S-8).
3.2      By-Laws,  as amended  (incorporated  by  reference  to  Exhibit  3.6 to the Company's Form 10-K for the fiscal year ended December 31, 1993).
3.3      Certificate of Designations of Preferred Stock.*
4.1      Indenture.**
4.2      Form of Debenture.*
4.3      Form of Warrant  Agreement  for   Common   Stock  (including   form  of
         Warrant Certificate).**
4.4      Form of Warrant  Agreement for  Preferred   Stock   (including  form of
         Warrant Certificate).**
4.5      Form of Warrant  Agreement for Debt   Securities   (including  form  of
         Warrant Certificate).**
5.1      Opinion of Milbank, Tweed, Hadley & McCloy LLP.**
12.1     Computation of Ratio of Earnings Available to Cover Fixed Charges.
23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2     Consent of Milbank, Tweed, Hadley & McCloy LLP (contained in Exhibit
         5.1).**
24.1     Powers  of  Attorney of  Frank  C.   Carlucci,  John Simon,  William H.
         Koster, Stephen R. Davis,  Robert N.  Butler,   Craig Saxton,   Suzanne
         Woolsey,  Mark Novitch,  Barry  M. Bloom, Julian C. Baker, and Felix J.
         Baker.

*     To be filed by amendment or by Form 8-K.
**    Previously filed in original Form S-3 registration statement.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

(1)  To file,  during  any  period in which  offers or sales are being  made,  a post-effective amendment to this registration statement:

     (i)  To  include  any  prospectus  required  by  Section  10(a)(3)  of  the
          Securities Act of 1933;

     (ii) To reflect in the  prospectus  any facts or events  arising  after the effective  date of the  registration  statement  (or the  most  recent post-effective  amendment  thereof)  which,  individually  or  in  the aggregate, represent a fundamental change in the information set forth in the  registration  statement.  Notwithstanding  the foregoing,  any increase  or decrease  in volume of  securities  offered (if the total dollar  value of  securities  offered  would not exceed that which was registered)  and  any  deviation  from  the  low  or  high  end of the estimated  maximum  offering  range  may be  reflected  in the form of prospectus  filed with the  Commission  pursuant to Rule 424(b) if, in the aggregate,  the changes in volume and price represent no more than a 20% change in the maximum aggregate  offering price set forth in the
          "Calculation of Registration Fee" table in the effective  registration statement.

     (iii)To  include  any  material  information  with  respect  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933,  each such  post-effective  amendment  shall be deemed to be a new registration  statement relating to the securities offered therein, and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from  registration by means of a post-effective  amendment any of the securities  being  registered which remain unsold at the termination of the offering.

     The  undersigned   registrant  hereby  undertakes  that,  for  purposes  of
determining  any liability  under the Securities Act of 1933, each filing of the registrant's  annual  report  pursuant to Section  13(a) or Section 15(d) of the
Securities  Exchange  Act of 1934  (and,  where  applicable,  each  filing of an employee  benefit  plan's  annual  report  pursuant  to  Section  15(d)  of  the
Securities  Exchange  Act of 1934)  that is  incorporated  by  reference  in the registration  statement  shall  be  deemed  to be a new  registration  statement relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering  thereof.  The undersigned  registrant  hereby  undertakes  to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security  holders that is  incorporated  by reference in the prospectus and furnished  pursuant to and meeting the  requirements  of Rule
14a-3 or Rule  14c-3  under the  Securities  Exchange  Act of 1934;  and,  where interim  financial  information  required  to  be  presented  by  Article  3  of
Regulation S-X are not set forth in the prospectus,  to deliver,  or cause to be delivered  to each person to whom the  prospectus  is sent or given,  the latest
quarterly  report  that  is  specifically   incorporated  by  reference  in  the
prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors,  officers and controlling  persons of the registrant pursuant to the foregoing  provisions,  or otherwise,  the registrant has been advised that in the opinion of the Securities  and Exchange  Commission such  indemnification  is against  public policy as expressed in the Act and is, therefore,  unenforceable. In the event that a claim for indemnification against such liabilities  (other than the payment by registrant of expenses  incurred or paid  by a  director,  officer  or  controlling  person  of  registrant  in  the successful  defense of any  action,  suit or  proceeding)  is  asserted  by such director,  officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been  settled  by  controlling  precedent,  submit  to a  court  of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the  requirements of the Securities Act of 1933, the registrant certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for  filing  on Form S-3 and has  duly  caused  this  registration statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized in the City of Branford, State of Connecticut on this the 21st day of
January 2003.

                              NEUROGEN CORPORATION

                            By:  /s/ Stephen R. Davis
                                ------------------------------------------------
                                Stephen R. Davis
                                Executive Vice President, Chief Business Officer
                                and Secretary
Date:  January 21, 2003

     Pursuant to the  requirements of the Securities  Exchange Act of 1934, this registration  statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated and on the dates indicated:

SIGNATURE                                     TITLE                             DATE

                     *
_________________________________             Chairman of the Board             January 21, 2003
         Frank C. Carlucci                      and Director

                     *
_________________________________             President, Chief Executive        January 21, 2003
         William H. Koster                      Officer, Vice Chairman
                                                of the Board and Director
                                                (Principal Executive
                                                Officer)
      /s/STEPHEN R. DAVIS
_________________________________             Executive Vice President,         January 21, 2003
         Stephen R. Davis                      Chief Business Officer,
                                               Secretary and Director
                                               (Principal Financial
                                               and Accounting Officer)

                     *
_________________________________             Director                          January 21, 2003
         Felix J. Baker, Ph. D.

                     *
_________________________________             Director                          January 21, 2003
         Julian C. Baker

                     *
_________________________________             Director                          January 21, 2003
         Barry M. Bloom, Ph.D

                     *
________________________________              Director                          January 21, 2003
         Robert N. Butler, M.D.

                     *
_________________________________             Director                          January 21, 2003
         Mark Novitch, M.D.

                     *
_________________________________             Director                          January 21, 2003
         Craig Saxton, M.D.

                     *
_________________________________             Director                          January 21, 2003
         John Simon

                     *
_________________________________             Director                          January 21, 2003
         Suzanne Woolsey, Ph.D.

*By: /s/ Stephen R. Davis
     --------------------
     Stephen R. Davis,
       Attorney-in-Fact

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION OF DOCUMENT

1.1      Form of Underwriting Agreement.**
3.1      Restated   Certificate  of   Incorporation,   filed   June   17,   1994
         (incorporated by reference to Exhibit 4.1 to   Registration   Statement
         No. 33-81268 on Form S-8).
3.2      By-Laws,  as amended  (incorporated  by  reference  to  Exhibit  3.6 to the Company's Form 10-K for the fiscal year ended December 31, 1993).
3.3      Certificate of Designations of Preferred Stock.*
4.1      Indenture.**
4.2      Form of Debenture.*
4.3      Form of Warrant  Agreement  for   Common   Stock  (including   form  of
         Warrant Certificate).**
4.4      Form of Warrant  Agreement for  Preferred   Stock   (including  form of
         Warrant Certificate).**
4.5      Form of Warrant  Agreement for Debt   Securities   (including  form  of
         Warrant Certificate).**
5.1      Opinion of Milbank, Tweed, Hadley & McCloy LLP.**
12.1     Computation of Ratio of Earnings Available to Cover Fixed Charges.
23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2     Consent of Milbank, Tweed, Hadley & McCloy LLP (contained in Exhibit
         5.1).**
24.1     Powers  of  Attorney of  Frank  C.   Carlucci,  John Simon,  William H.
         Koster, Stephen R. Davis,  Robert N.  Butler,   Craig Saxton,   Suzanne
         Woolsey,  Mark Novitch,  Barry  M. Bloom, Julian C. Baker, and Felix J.
         Baker.

*    To be filed by amendment or by Form 8-K.
**   Previously filed in original S-3 registration statement.

                                                                    EXHIBIT 12.1

         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

     Our earnings were  insufficient to cover fixed charges in each of the years in the five-year  period ended December 31, 2001 and for the  nine-month  period ended  September 30, 2002.  Additional  earnings of $0.3 million,  $9.5 million,
$14.6  million,  $15.1  million and $26.7  million  were  necessary to provide a one-to-one  coverage  ratio for the years ended December 31, 1997,  1998,  1999,
2000 and 2001, respectively. Additional earnings of $19.5 million were necessary to provide a one-to-one coverage ratio for the nine-month period ended September
30,  2002.  For the purpose of these  calculations,  "earnings"  consist of loss before income taxes,  excluding the cumulative  effect of a change in accounting principle,  plus  fixed  charges  and  capitalized  interest  amortization  less
capitalized   interest,   and  "fixed  charges"  consist  of  interest  and  the
amortization  of debt issuance  costs incurred and the portion of rental expense deemed by us to be  representative  of the  interest  factor of rental  payments under leases.

                                                                         Year Ended December 31,
                                                -------------------------------------------------------------------------         Nine Months Ended
                                                     1997         1998           1999          2000             2001             September 30, 2002
                                                                            (in thousands)
Net loss before taxes, excluding cumulative
  effect of a change in accounting principle       $(257)     $(9,458)      $(14,618)     $(14,971)        $(26,573)                  $(19,508)
Fixed charges                                        105           88             83           238              224                        858
Capitalized interest (less amortization)               -            -            (14)         (156)            (110)                         5

----------------------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------------------------
Earnings (as defined)                              $(152)     $(9,370)      $(14,549)     $(14,889)        $(26,459)                  $(18,645)

====================================================================================================================================================

Fixed charges:
Interest costs                                       $36          $17            $16          $155             $225                       $828
Debt issuance costs                                    -            -              -             -                1                         12
Estimated interest factor within rent expense         69           71             67            83               (2)                        17

-----------------------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------------------------
Total fixed charges                                 $105          $88            $83          $238             $224                       $857

=====================================================================================================================================================

Deficiency of earnings available to cover
  fixed charges                                     $257       $9,458        $14,632       $15,127          $26,683                    $19,502

=====================================================================================================================================================

                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Amendment No. 3 to Neurogen Corporation's Registration Statement on Form S-3 of our report dated
February  15,  2002  relating  to the  financial  statements,  which  appears in
Neurogen  Corporation's  Annual Report on Form 10-K for the year ended  December
31, 2001. We also consent to the reference to us under the heading  "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
January 20, 2003

                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENTS,  that the  undersigned  does hereby make, constitute and appoint William H. Koster and Stephen R. Davis, and each of them,  his true and lawful  attorney-in-fact  and agent each acting alone,  with full powers of substitution  and  resubstitution  for him and in his name, place and stead,  in any and all  capacities,  to execute  for him and on his behalf a registration  statement  pursuant to the Securities Act of 1933, as amended (the
"Securities  Act") on Form S-3 (the  "Registration  Statement")  relating to the debt securities,  preferred stock,  common stock and/or warrants  (collectively,
"Securities")  of  Neurogen  Corporation  (the  "Company")  issuable in a public offering,  and any and all amendments (including  post-effective  amendments) to the foregoing Registration Statement,  which amendments may make such changes in the Registration Statement as such attorney-in-fact  deems appropriate,  and any other  documents  and  instruments  incidental  thereto,  and  any  registration statement of the Company  relating to the Securities filed after the date hereof pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and all documents in connection therewith,  with the Securities and  Exchange  Commission  and the  Nasdaq  Stock  Market,  granting  unto  said attorney-in-fact  and agent, full power and authority to do and perform each and every  act and  think  requisite  and  necessary  to be done  in and  about  the premises, as fully to all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that said  attorney-in-fact and agent,  or his  substitutes,  may  lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this power of Attorney this 15th day of August 2002.

                                                    /s/ FELIX BAKER
                                                    ----------------------------
                                                        Felix Baker
                                                        Director

                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENTS,  that the  undersigned  does hereby make, constitute and appoint William H. Koster and Stephen R. Davis, and each of them,  his true and lawful  attorney-in-fact  and agent each acting alone,  with full powers of substitution  and  resubstitution  for him and in his name, place and stead,  in any and all  capacities,  to execute  for him and on his behalf a registration  statement  pursuant to the Securities Act of 1933, as amended (the
"Securities  Act") on Form S-3 (the  "Registration  Statement")  relating to the debt securities,  preferred stock,  common stock and/or warrants  (collectively,
"Securities")  of  Neurogen  Corporation  (the  "Company")  issuable in a public offering,  and any and all amendments (including  post-effective  amendments) to the foregoing Registration Statement,  which amendments may make such changes in the Registration Statement as such attorney-in-fact  deems appropriate,  and any other  documents  and  instruments  incidental  thereto,  and  any  registration statement of the Company  relating to the Securities filed after the date hereof pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and all documents in connection therewith,  with the Securities and  Exchange  Commission  and the  Nasdaq  Stock  Market,  granting  unto  said attorney-in-fact  and agent, full power and authority to do and perform each and every  act and  think  requisite  and  necessary  to be done  in and  about  the premises, as fully to all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that said  attorney-in-fact and agent,  or his  substitutes,  may  lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this power of Attorney this 15th day of August 2002.

                                                    /s/ JULIAN C. BAKER
                                                    ----------------------------
                                                        Julian C. Baker
                                                        Director

                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENTS,  that the  undersigned  does hereby make, constitute and appoint William H. Koster and Stephen R. Davis, and each of them,  his true and lawful  attorney-in-fact  and agent each acting alone,  with full powers of substitution  and  resubstitution  for him and in his name, place and stead,  in any and all  capacities,  to execute  for him and on his behalf a registration  statement  pursuant to the Securities Act of 1933, as amended (the
"Securities  Act") on Form S-3 (the  "Registration  Statement")  relating to the debt securities,  preferred stock,  common stock and/or warrants  (collectively,
"Securities")  of  Neurogen  Corporation  (the  "Company")  issuable in a public offering,  and any and all amendments (including  post-effective  amendments) to the foregoing Registration Statement,  which amendments may make such changes in the Registration Statement as such attorney-in-fact  deems appropriate,  and any other  documents  and  instruments  incidental  thereto,  and  any  registration statement of the Company  relating to the Securities filed after the date hereof pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and all documents in connection therewith,  with the Securities and  Exchange  Commission  and the  Nasdaq  Stock  Market,  granting  unto  said attorney-in-fact  and agent, full power and authority to do and perform each and every  act and  think  requisite  and  necessary  to be done  in and  about  the premises, as fully to all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that said  attorney-in-fact and agent,  or his  substitutes,  may  lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this power of Attorney this 15th day of August 2002.

                                                    /s/ BARRY M. BLOOM
                                                    ----------------------------
                                                        Barry M. Bloom
                                                        Director

                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENTS,  that the  undersigned  does hereby make, constitute and appoint William H. Koster and Stephen R. Davis, and each of them,  his true and lawful  attorney-in-fact  and agent each acting alone,  with full powers of substitution  and  resubstitution  for him and in his name, place and stead,  in any and all  capacities,  to execute  for him and on his behalf a registration  statement  pursuant to the Securities Act of 1933, as amended (the
"Securities  Act") on Form S-3 (the  "Registration  Statement")  relating to the debt securities,  preferred stock,  common stock and/or warrants  (collectively,
"Securities")  of  Neurogen  Corporation  (the  "Company")  issuable in a public offering,  and any and all amendments (including  post-effective  amendments) to the foregoing Registration Statement,  which amendments may make such changes in the Registration Statement as such attorney-in-fact  deems appropriate,  and any other  documents  and  instruments  incidental  thereto,  and  any  registration statement of the Company  relating to the Securities filed after the date hereof pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and all documents in connection therewith,  with the Securities and  Exchange  Commission  and the  Nasdaq  Stock  Market,  granting  unto  said attorney-in-fact  and agent, full power and authority to do and perform each and every  act and  think  requisite  and  necessary  to be done  in and  about  the premises, as fully to all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that said  attorney-in-fact and agent,  or his  substitutes,  may  lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this power of Attorney this 15th day of August 2002.

                                                    /s/ ROBERT N. BUTLER
                                                    ----------------------------
                                                        Robert N. Butler
                                                        Director

                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENTS,  that the  undersigned  does hereby make, constitute and appoint William H. Koster and Stephen R. Davis, and each of them,  his true and lawful  attorney-in-fact  and agent each acting alone,  with full powers of substitution  and  resubstitution  for him and in his name, place and stead,  in any and all  capacities,  to execute  for him and on his behalf a registration  statement  pursuant to the Securities Act of 1933, as amended (the
"Securities  Act") on Form S-3 (the  "Registration  Statement")  relating to the debt securities,  preferred stock,  common stock and/or warrants  (collectively,
"Securities")  of  Neurogen  Corporation  (the  "Company")  issuable in a public offering,  and any and all amendments (including  post-effective  amendments) to the foregoing Registration Statement,  which amendments may make such changes in the Registration Statement as such attorney-in-fact  deems appropriate,  and any other  documents  and  instruments  incidental  thereto,  and  any  registration statement of the Company  relating to the Securities filed after the date hereof pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and all documents in connection therewith,  with the Securities and  Exchange  Commission  and the  Nasdaq  Stock  Market,  granting  unto  said attorney-in-fact  and agent, full power and authority to do and perform each and every  act and  think  requisite  and  necessary  to be done  in and  about  the premises, as fully to all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that said  attorney-in-fact and agent,  or his  substitutes,  may  lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this power of Attorney this 15th day of August 2002.

                                                   /s/ FRANK C. CARLUCCI
                                                    ----------------------------
                                                       Frank C. Carlucci
                                                       Director

                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENTS,  that the  undersigned  does hereby make, constitute and appoint William H. Koster and Stephen R. Davis, and each of them,  his true and lawful  attorney-in-fact  and agent each acting alone,  with full powers of substitution  and  resubstitution  for him and in his name, place and stead,  in any and all  capacities,  to execute  for him and on his behalf a registration  statement  pursuant to the Securities Act of 1933, as amended (the
"Securities  Act") on Form S-3 (the  "Registration  Statement")  relating to the debt securities,  preferred stock,  common stock and/or warrants  (collectively,
"Securities")  of  Neurogen  Corporation  (the  "Company")  issuable in a public offering,  and any and all amendments (including  post-effective  amendments) to the foregoing Registration Statement,  which amendments may make such changes in the Registration Statement as such attorney-in-fact  deems appropriate,  and any other  documents  and  instruments  incidental  thereto,  and  any  registration statement of the Company  relating to the Securities filed after the date hereof pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and all documents in connection therewith,  with the Securities and  Exchange  Commission  and the  Nasdaq  Stock  Market,  granting  unto  said attorney-in-fact  and agent, full power and authority to do and perform each and every  act and  think  requisite  and  necessary  to be done  in and  about  the premises, as fully to all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that said  attorney-in-fact and agent,  or his  substitutes,  may  lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this power of Attorney this 15th day of August 2002.

                                                  /s/ STEPHEN R. DAVIS
                                                  ------------------------------
                                                      Stephen R. Davis
                                                      Executive Vice President &
                                                      Chief Business Officer,
                                                      Director

                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENTS,  that the  undersigned  does hereby make, constitute and appoint William H. Koster and Stephen R. Davis, and each of them,  his true and lawful  attorney-in-fact  and agent each acting alone,  with full powers of substitution  and  resubstitution  for him and in his name, place and stead,  in any and all  capacities,  to execute  for him and on his behalf a registration  statement  pursuant to the Securities Act of 1933, as amended (the
"Securities  Act") on Form S-3 (the  "Registration  Statement")  relating to the debt securities,  preferred stock,  common stock and/or warrants  (collectively,
"Securities")  of  Neurogen  Corporation  (the  "Company")  issuable in a public offering,  and any and all amendments (including  post-effective  amendments) to the foregoing Registration Statement,  which amendments may make such changes in the Registration Statement as such attorney-in-fact  deems appropriate,  and any other  documents  and  instruments  incidental  thereto,  and  any  registration statement of the Company  relating to the Securities filed after the date hereof pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and all documents in connection therewith,  with the Securities and  Exchange  Commission  and the  Nasdaq  Stock  Market,  granting  unto  said attorney-in-fact  and agent, full power and authority to do and perform each and every  act and  think  requisite  and  necessary  to be done  in and  about  the premises, as fully to all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that said  attorney-in-fact and agent,  or his  substitutes,  may  lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this power of Attorney this 15th day of August 2002.

                                                   /s/ WILLIAM H. KOSTER
                                                    ----------------------------
                                                       William H. Koster
                                                       President and CEO,
                                                       Director

                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENTS,  that the  undersigned  does hereby make, constitute and appoint William H. Koster and Stephen R. Davis, and each of them,  his true and lawful  attorney-in-fact  and agent each acting alone,  with full powers of substitution  and  resubstitution  for him and in his name, place and stead,  in any and all  capacities,  to execute  for him and on his behalf a registration  statement  pursuant to the Securities Act of 1933, as amended (the
"Securities  Act") on Form S-3 (the  "Registration  Statement")  relating to the debt securities,  preferred stock,  common stock and/or warrants  (collectively,
"Securities")  of  Neurogen  Corporation  (the  "Company")  issuable in a public offering,  and any and all amendments (including  post-effective  amendments) to the foregoing Registration Statement,  which amendments may make such changes in the Registration Statement as such attorney-in-fact  deems appropriate,  and any other  documents  and  instruments  incidental  thereto,  and  any  registration statement of the Company  relating to the Securities filed after the date hereof pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and all documents in connection therewith,  with the Securities and  Exchange  Commission  and the  Nasdaq  Stock  Market,  granting  unto  said attorney-in-fact  and agent, full power and authority to do and perform each and every  act and  think  requisite  and  necessary  to be done  in and  about  the premises, as fully to all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that said  attorney-in-fact and agent,  or his  substitutes,  may  lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this power of Attorney this 15th day of August 2002.

                                                   /s/ MARK NOVITCH
                                                    ----------------------------
                                                       Mark Novitch
                                                       Director

                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENTS,  that the  undersigned  does hereby make, constitute and appoint William H. Koster and Stephen R. Davis, and each of them,  his true and lawful  attorney-in-fact  and agent each acting alone,  with full powers of substitution  and  resubstitution  for him and in his name, place and stead,  in any and all  capacities,  to execute  for him and on his behalf a registration  statement  pursuant to the Securities Act of 1933, as amended (the
"Securities  Act") on Form S-3 (the  "Registration  Statement")  relating to the debt securities,  preferred stock,  common stock and/or warrants  (collectively,
"Securities")  of  Neurogen  Corporation  (the  "Company")  issuable in a public offering,  and any and all amendments (including  post-effective  amendments) to the foregoing Registration Statement,  which amendments may make such changes in the Registration Statement as such attorney-in-fact  deems appropriate,  and any other  documents  and  instruments  incidental  thereto,  and  any  registration statement of the Company  relating to the Securities filed after the date hereof pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and all documents in connection therewith,  with the Securities and  Exchange  Commission  and the  Nasdaq  Stock  Market,  granting  unto  said attorney-in-fact  and agent, full power and authority to do and perform each and every  act and  think  requisite  and  necessary  to be done  in and  about  the premises, as fully to all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that said  attorney-in-fact and agent,  or his  substitutes,  may  lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this power of Attorney this 15th day of August 2002.

                                                   /s/ CRAIG SAXTON
                                                    ----------------------------
                                                       Craig Saxton
                                                       Director

                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENTS,  that the  undersigned  does hereby make, constitute and appoint William H. Koster and Stephen R. Davis, and each of them,  his true and lawful  attorney-in-fact  and agent each acting alone,  with full powers of substitution  and  resubstitution  for him and in his name, place and stead,  in any and all  capacities,  to execute  for him and on his behalf a registration  statement  pursuant to the Securities Act of 1933, as amended (the
"Securities  Act") on Form S-3 (the  "Registration  Statement")  relating to the debt securities,  preferred stock,  common stock and/or warrants  (collectively,
"Securities")  of  Neurogen  Corporation  (the  "Company")  issuable in a public offering,  and any and all amendments (including  post-effective  amendments) to the foregoing Registration Statement,  which amendments may make such changes in the Registration Statement as such attorney-in-fact  deems appropriate,  and any other  documents  and  instruments  incidental  thereto,  and  any  registration statement of the Company  relating to the Securities filed after the date hereof pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and all documents in connection therewith,  with the Securities and  Exchange  Commission  and the  Nasdaq  Stock  Market,  granting  unto  said attorney-in-fact  and agent, full power and authority to do and perform each and every  act and  think  requisite  and  necessary  to be done  in and  about  the premises, as fully to all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that said  attorney-in-fact and agent,  or his  substitutes,  may  lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this power of Attorney this 15th day of August 2002.

                                                   /s/ JOHN SIMON
                                                    ----------------------------
                                                       John Simon
                                                       Director

                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENTS,  that the  undersigned  does hereby make, constitute and appoint William H. Koster and Stephen R. Davis, and each of them,  his true and lawful  attorney-in-fact  and agent each acting alone,  with full powers of substitution  and  resubstitution  for him and in his name, place and stead,  in any and all  capacities,  to execute  for him and on his behalf a registration  statement  pursuant to the Securities Act of 1933, as amended (the
"Securities  Act") on Form S-3 (the  "Registration  Statement")  relating to the debt securities,  preferred stock,  common stock and/or warrants  (collectively,
"Securities")  of  Neurogen  Corporation  (the  "Company")  issuable in a public offering,  and any and all amendments (including  post-effective  amendments) to the foregoing Registration Statement,  which amendments may make such changes in the Registration Statement as such attorney-in-fact  deems appropriate,  and any other  documents  and  instruments  incidental  thereto,  and  any  registration statement of the Company  relating to the Securities filed after the date hereof pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and all documents in connection therewith,  with the Securities and  Exchange  Commission  and the  Nasdaq  Stock  Market,  granting  unto  said attorney-in-fact  and agent, full power and authority to do and perform each and every  act and  think  requisite  and  necessary  to be done  in and  about  the premises, as fully to all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that said  attorney-in-fact and agent,  or his  substitutes,  may  lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this power of Attorney this 15th day of August 2002.

                                                   /s/ SUZANNE H. WOOLSEY
                                                    ----------------------------
                                                       Suzanne H. Woolsey
                                                       Director